                           [GRAPHIC - INFOWAVE LOG0]



                             INFOWAVE SOFTWARE, INC.

                        NOTICE OF SPECIAL GENERAL MEETING

                          TO BE HELD ON MARCH 30, 2004

                                       AND

                         MANAGEMENT INFORMATION CIRCULAR

                             INFOWAVE SOFTWARE, INC.
                        Suite 200, 4664 Lougheed Highway
                            Burnaby, British Columbia
                                     V5C 5T5
                              Phone: (604) 473-3600

                NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS

TAKE NOTICE that a Special General Meeting (the "Meeting") of the shareholders of INFOWAVE SOFTWARE, INC. (the "Company") will be held at Salon B, Radisson Hotel Burnaby, 4331 Dominion Street, Burnaby, British Columbia on Tuesday, March 30, 2004 at the hour of 10:00 a.m. (Vancouver time) for the following purposes:

1. To consider and, if thought advisable, approve an ordinary resolution authorizing the Company to issue 13,240,638 common shares of the Company at a price of Cdn.$0.234 per share to purchase all of the issued and outstanding shares of common stock of Telispark, Inc. not currently owned by the Company, all as more fully described in the Information Circular accompanying this Notice.

2. To consider and, if thought advisable, approve an ordinary resolution approving the issuance of warrants to purchase a minimum of 7,500,000 up to a maximum of up to 18,500,000 common shares of the Company at a price of Cdn.$0.21 per share to Mr. Gerald Trooien, a director and significant shareholder of the Company, in connection with an up to US$3,000,000 credit facility established by him in favour of the Company.

3. To consider and, if thought advisable, approve an ordinary resolution authorizing a private placement of up to 5,990,909 common shares of the Company at a price of Cdn.$0.22 per share to Mr. Gerald Trooien, a director and significant shareholder of the Company, for aggregate gross proceeds of up to Cdn.$1,318,000.

4. To transact such other business as may properly come before the Meeting.

The accompanying Information Circular provides additional information relating to the matters to be addressed at the Meeting as is deemed to form part of this Notice.

A SHAREHOLDER ENTITLED TO ATTEND AND VOTE AT THE MEETING IS ENTITLED TO APPOINT A PROXY HOLDER TO ATTEND AND VOTE IN HIS STEAD. IF YOU ARE UNABLE TO ATTEND THE MEETING IN PERSON, PLEASE READ THE NOTES ACCOMPANYING THE FORM OF PROXY ENCLOSED HEREWITH AND THEN COMPLETE AND RETURN THE PROXY WITHIN THE TIME SET OUT IN THE NOTES. THE ENCLOSED FORM OF PROXY IS SOLICITED BY MANAGEMENT BUT, AS SET OUT IN THE NOTES, YOU MAY AMEND IT IF YOU SO DESIRE BY STRIKING OUT THE NAMES LISTED THEREIN AND INSERTING IN THE SPACE PROVIDED THE NAME OF THE PERSON YOU WISH TO REPRESENT YOU AT THE MEETING.

DATED at Vancouver, British Columbia, this 3rd day of March, 2004.

                       BY ORDER OF THE BOARD OF DIRECTORS

                                   Thomas Koll
                                    Chairman

                                TABLE OF CONTENTS

                                                                            PAGE

SOLICITATION OF PROXIES.......................................................1
APPOINTMENT OF PROXYHOLDER....................................................1
REVOCABILITY OF PROXY.........................................................1
VOTING OF PROXIES AND EXERCISE OF DISCRETION..................................2
VOTING SHARES AND PRINCIPAL HOLDERS THEREOF...................................2
EXECUTIVE COMPENSATION........................................................2
   Aggregate Compensation.....................................................2
   Compensation of Named Executive Officers...................................2
   Options to Purchase Securities.............................................3
   Notional Year-End Option Values............................................4
   Termination of Employment, Change in Responsibilities and Employment
      Contracts...............................................................4
   Composition of Compensation Committee......................................5
   Report on Executive Compensation...........................................5
   Performance Graph..........................................................6
   Compensation of Directors..................................................7
INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS.............7
INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS.................................7
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON.......................8
PURCHASE OF TELISPARK, INC....................................................8
   General....................................................................8
   Purchase Price for the Second Tranche Purchased Shares.....................9
   Conditions.................................................................9
   Representations, Warranties, Covenants and Indemnities.....................9
   Closing and Termination....................................................9
   Support Agreement..........................................................9
   Effect of the Telispark Acquisition - Capitalization and Financial
      Information.............................................................9
   Reasons for the Transactions..............................................10
   Financial Advisor and Fairness Opinion....................................10
   Shareholder Approval......................................................11
   Board Recommendation......................................................11
CREDIT FACILITY..............................................................11
   General...................................................................11
   Share Pledge..............................................................12
   Conditions................................................................12
   Representations, Warranties and Covenants.................................12
   Events of Default and Remedies............................................12
   Reasons for the Credit Line and Trooien Warrants..........................13
   Shareholder Approval......................................................13
   Board Recommendation......................................................13
PRIVATE PLACEMENT............................................................14
   Background................................................................14
   Shareholder Approval......................................................14
   Board Recommendation......................................................15
PARTICULARS OF OTHER MATTERS TO BE ACTED UPON................................15

SCHEDULE "A"     INFORMATION CONCERNING TELISPARK, INC.

SCHEDULE "B"     PRO FORMA FINANCIAL STATEMENTS AS AT SEPTEMBER 30, 2003

SCHEDULE "C"     AUDITED FINANCIAL  STATEMENTS OF TELISPARK,  INC. FOR EACH OF
                 THE TWO YEARS ENDED DECEMBER 31, 2002 AND 2001 AND UNAUDITED
                 INTERIM FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED
                 SEPTEMBER 30, 2003

SCHEDULE "D"     FAIRNESS OPINIONS

                             INFOWAVE SOFTWARE, INC.

                     SPECIAL GENERAL MEETING OF SHAREHOLDERS
                              INFORMATION CIRCULAR

                          AS AT AND DATED MARCH 3, 2004


                             SOLICITATION OF PROXIES

This Information Circular accompanies the Notice of Special General Meeting (the "Meeting") of shareholders of INFOWAVE SOFTWARE, INC. (the "Company") and is furnished in connection with a solicitation of proxies for use at the Meeting and at any adjournment thereof. THE ENCLOSED FORM OF PROXY IS BEING SOLICITED BY MANAGEMENT OF THE COMPANY. Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company. The Company may reimburse shareholders' nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining from their principals authorization to execute forms of proxy. The cost of solicitation will be borne by the Company.

                           APPOINTMENT OF PROXYHOLDER

The individuals named in the accompanying Form of Proxy (i.e., the Management proxy) are the President and the Chief Financial Officer of the Company. A SHAREHOLDER WISHING TO APPOINT SOME OTHER PERSON (WHO NEED NOT BE A SHAREHOLDER) TO REPRESENT HIM AT THE MEETING HAS THE RIGHT TO DO SO, EITHER BY INSERTING SUCH PERSON'S NAME IN THE BLANK SPACE PROVIDED IN THE FORM OF PROXY OR BY COMPLETING ANOTHER FORM OF PROXY.

A proxy will not be valid unless the completed Form of Proxy is received by the Company at the offices of the Company's registrar and transfer agent, Computershare Trust Company of Canada, at its offices at 510 Burrard Street, Vancouver, British Columbia, V6C 3B9, or at the head office of the Company at Suite #200, 4664 Lougheed Highway, Burnaby, British Columbia, V5C 5T5, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the Meeting or any adjournment thereof.

                              REVOCABILITY OF PROXY

In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing executed by the shareholder or his attorney authorized in writing or, if the shareholder is a corporation, by a duly authorized officer or attorney thereof, and deposited either at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof or, as to any matter in respect of which a vote shall not already have been cast pursuant to such proxy, with the Chairman of the Meeting on the day of the Meeting, or any adjournment thereof, and upon either of such deposits the proxy is revoked.

A revocation of a proxy does not affect any matter on which a vote has been taken prior to the revocation. A shareholder of the Company may also revoke a proxy by signing a form of proxy bearing a later date and returning such proxy to the Chairman of the Meeting prior to the commencement of the Meeting.

A person duly appointed under an instrument of proxy will be entitled to vote the shares represented thereby, only if the Form of Proxy is properly completed and delivered in accordance with the requirements set out above under the heading "Appointment of Proxyholder" and such proxy has not been revoked.

                  VOTING OF PROXIES AND EXERCISE OF DISCRETION

If the instructions as to voting indicated in a proxy are certain, the shares represented by the proxy will be voted on any poll where a choice with respect to any matter to be acted upon has been specified in the proxy, in accordance with the specifications so made. IF A CHOICE IS NOT SO SPECIFIED, IT IS INTENDED THAT THE PERSON DESIGNATED BY MANAGEMENT IN THE ACCOMPANYING FORM OF PROXY WILL VOTE THE SHARES REPRESENTED BY THE PROXY IN FAVOUR OF EACH MATTER IDENTIFIED ON THE FORM OF PROXY.

The Form of Proxy accompanying this Information Circular confers discretionary authority upon the named proxyholder with respect to amendments or variations to the matters identified in the accompanying Notice of Meeting and with respect to any other matters which may properly come before the Meeting. As of the date of this Information Circular, management of the Company knows of no such amendment or variation of matters to come before the Meeting other than those referred to in the accompanying Notice of Meeting.

                   VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

The Company is currently authorized to issue an unlimited number of common shares without par value (the "Common Shares"). There are 186,202,602 Common Shares issued and outstanding as of February 25, 2004. The Board of Directors of the Company have determined that all shareholders of record as of February 13, 2004 will be entitled to receive notice of and to vote at the Meeting. At a general meeting of the Company, on a show of hands, every shareholder present in person and entitled to vote shall have one vote and on a poll every shareholder present in person or represented by proxy or other proper authority and entitled to vote shall have one vote for each common share of which he is the holder. Common Shares represented by proxy will only be voted on a poll.

To the knowledge of the Directors and Senior Officers of the Company, as at the date hereof, the persons or companies beneficially owning, directly or indirectly, or exercising control or direction over voting securities carrying more than 10% of the outstanding voting rights of the Company are as follows:

                                   NUMBER OF               PERCENTAGE OF
NAME AND ADDRESS                 COMMON SHARES       OUTSTANDING COMMON SHARES
------------------------         -------------       -------------------------
Gerald L. Trooien                 44,439,718                  23.87%
#800-10 River Park Plaza
St. Paul, MN 55107

Deloitte Consulting L.P.          31,641,848                  16.99%
1633 Broadway
New York, NY 10019


                             EXECUTIVE COMPENSATION

AGGREGATE COMPENSATION

For the fiscal year ended December 31, 2003, there were six executive officers of the Company and the aggregate cash compensation paid to them by the Company was US$1,096,928. Except as described herein, there are no plans in effect pursuant to which cash or non-cash compensation was paid or distributed to such executive officers during the most recently completed financial year or is proposed to be paid or distributed in a subsequent year.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following table sets forth all compensation paid expressed in US dollars in respect of the Chief Executive Officer of the Company and each of the Company's four most highly compensated executive officers, other than the CEO, who were serving as executive officers at the end of the most recently completed fiscal year of the Company whose total salary and bonus exceeded Cdn.$100,000 plus any additional individuals who were not executive officers at the end of the fiscal year, but who would otherwise have been included (the "Named Executive Officers") for the years ended December 31, 2003, 2002 and 2001.

SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                    ANNUAL COMPENSATION          COMPENSATION
                                                ---------------------------  ----------------------    ALL OTHER
                                                   SALARY         BONUS           SECURITIES         COMPENSATION
NAME AND PRINCIPAL POSITION                         (US$)         (US$)       UNDERLYING OPTIONS         (US$)
--------------------------------------------------------------------------------------------------------------------
Jerry Meerkatz                          2003         $ 25,000      $  6,250      2,650,000(6)              -
President & Chief Executive Officer(1)  2002                -             -            -                   -
                                        2001                -             -            -                   -
--------------------------------------------------------------------------------------------------------------------
George Reznik                           2003         $125,057      $ 61,119         675,000
Chief Financial Officer(2)              2002         $ 88,152      $ 19,783         375,000                -
                                        2001                -             -            -                   -
--------------------------------------------------------------------------------------------------------------------
Sal Visca                               2003         $167,151      $122,058         593,750
Chief Technology Officer                2002         $141,801      $ 12,200         230,000                -
                                        2001         $141,291      $ 15,457         198,000                -
--------------------------------------------------------------------------------------------------------------------
Thomas Koll                             2003         $ 52,500                       150,000            $350,000
Chairman of the Board(3)                2002         $204,808             -         675,000                -
Former President                        2001         $305,577             -         930,000                -
--------------------------------------------------------------------------------------------------------------------
Jim McIntosh                            2003         $      -      $      -         150,000
Director                                2002                -             -         75,000                 -
Former President(4)(5)                  2001                -             -            -                   -
--------------------------------------------------------------------------------------------------------------------

Notes:

(1) Mr. Meerkatz was appointed President and Chief Executive Officer in November 2003.

(2)   Mr. Reznik joined the Company in February 2002.

(3) Mr. Koll was appointed Chief Executive Officer and Director on February 15, 2001. Mr. Koll was appointed President on August 8, 2001. Mr. Koll was appointed Chairman on April 23, 2002 and resigned as President and Chief Executive Officer on that date. Other compensation refers to a severance payment of US$350,000 which was deferred from 2002.

(4) Mr. McIntosh, in his capacity as a Director, served as a shareholder of the Office of the President from April 23, 2002 until November 2003.

(5) Effective April 23, 2002, the Company appointed an Office of the President, which was a committee comprised of George Reznik, Chief Financial Officer, Sal Visca, Chief Technology Officer, Bill Tam, then Executive Vice President Sales and Marketing, and Jim McIntosh, Director. As the Company Act (British Columbia) required the Company to have a President, Jim McIntosh was formally appointed President. As of November 18, 2003, the Office of the President was dissolved due to the hiring of Jerry Meerkatz as President and Chief Executive Officer.

(6) Exercise of 1,400,000 of these options is subject to shareholder approval at the next annual general meeting of the Company.

OPTIONS TO PURCHASE SECURITIES

A total of 3,918,750 options to purchase Common Shares were granted to the Named Executive Officers during the fiscal year ended December 31, 2003. These options are described in the table set forth below:

OPTION GRANTS IN 2003

                                                      INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                                  ----------------------------------------------------------  VALUE AT ASSUMED ANNUAL
                                                 % OF TOTAL                                     RATES OF STOCK PRICE
                                   NUMBER OF      OPTIONS                                         APPRECIATION FOR
                                   SECURITIES    GRANTED TO       EXERCISE                         OPTION TERM
                                   UNDERLYING     EMPLOYEES        PRICE                               (CDN$)
                                    OPTIONS      IN FISCAL     (PER SHARE)(3)  EXPIRATION    ---------------------------
              NAME                  GRANTED        YEAR(2)         (CDN$)          DATE           5%            10%
------------------------------------------------------------------------------------------------------------------------
Jerry Meerkatz                      150,000         1.7%           $0.21        Jul 1/08        $  8,703    $ 19,231
                                  2,500,000(1)      28.8%          $0.22       Nov 18/08        $151,955    $335,781
------------------------------------------------------------------------------------------------------------------------
George Reznik                       375,000         4.3%           $0.21        Jul 1/08        $ 21,757    $ 48,078
                                    300,000         3.5%           $0.22       Nov 18/08        $ 18,235    $ 40,294
------------------------------------------------------------------------------------------------------------------------
Sal Visca                           293,750         3.4%           $0.21        Jul 1/08        $ 17,043    $ 37,661
                                    300,000         3.5%           $0.22       Nov 18/08        $ 18,235    $ 40,294
------------------------------------------------------------------------------------------------------------------------
Thomas Koll(4)                      150,000         1.7%           $0.21        Jul 1/08        $  8,703    $ 19,231
------------------------------------------------------------------------------------------------------------------------
Jim McIntosh(4)                     150,000         1.7%           $0.21        Jul 1/08        $  8,703    $ 19,231
------------------------------------------------------------------------------------------------------------------------

Notes:

(1) Exercise of 1,400,000 of these options is subject to shareholder approval at the next annual general meeting of the Company.

(2) During 2003, options to purchase a total of 8,687,750 Common Shares were issued to employees and directors.

(3) The exercise price per share was equal to the fair market value of the Common Shares at the close of business on the date prior to the date of grant as determined by the Board.

(4) The options were granted to Mr. McIntosh and Mr. Koll as compensation for their services as Directors.

NOTIONAL YEAR-END OPTION VALUES

Options to acquire a total of 332,000 Common Shares were exercised by the Named Executive Officers during the last completed financial year. The notional value of unexercised but exercisable/unexercisable options at year end is set out in the table below:

AGGREGATED OPTION EXERCISES IN 2003 AND YEAR-END OPTION VALUES

                                                                                           VALUE OF UNEXERCISED BUT
                                                               NUMBER OF SECURITIES        EXERCISABLE IN-THE-MONEY
                         SECURITIES      AGGREGATE VALUE       UNDERLYING UNEXERCISED        OPTIONS AT YEAR END(3)
                        ACQUIRED ON         REALIZED        OPTIONS(2) AT YEAR END (#)    EXERCISABLE/UNEXERCISABLE
NAME                    EXERCISE (#)         (CDN$)         EXERCISABLE/UNEXERCISABLE               (CDN$)
----------------------------------------------------------------------------------------------------------------------
Jerry Meerkatz(1)            -                  -                75,000/2,575,000               $1,500/$26,500
----------------------------------------------------------------------------------------------------------------------
George Reznik             225,000            $11,200              79,168/595,832                $1,417/$9,083
----------------------------------------------------------------------------------------------------------------------
Sal Visca                 107,000            $5,350              183,626/528,124                $7,046/$7,729
----------------------------------------------------------------------------------------------------------------------
Thomas Koll                  -                  -                650,000/175,000                $12,500/$2,500
----------------------------------------------------------------------------------------------------------------------
Jim McIntosh                 -                  -                 150,000/75,000                $7,500/$1,500
----------------------------------------------------------------------------------------------------------------------

Notes:

(1) Exercise of 1,400,000 of these options is subject to shareholder approval at the next annual general meeting of the Company.

(2)   Options to purchase Common Shares.

(3) Maximum notional value at December 31, 2003 based upon the December 31, 2003 closing price of the Common Shares on the Toronto Stock Exchange of Cdn$0.23.

TERMINATION OF EMPLOYMENT, CHANGE IN RESPONSIBILITIES AND EMPLOYMENT CONTRACTS

Except as described below, no Named Executive Officer has any special compensatory plan or arrangement, including payment to be received from the Company or any of its subsidiaries, if such plan or arrangement results or will result from the resignation, retirement or any other termination of employment of the Named Executive Officer's employment with the Company and its subsidiaries or from a change of control of the Company or any subsidiary or a change in the Named Executive Officer's responsibilities following a change-in-control where the amount involved, including all periodic payments or instalments, exceeds Cdn$100,000.

The Company has entered into an employment agreement with Jerry Meerkatz, President and Chief Executive Officer, which provides that if he is terminated without cause, he is entitled to a severance payment equal to 12 months salary. As well, in the event the Company is sold, acquired or otherwise merged and the transaction results in a person or combination of persons acquiring more than 50% of the voting securities of the Company (or results in existing shareholders of the Company holding less than 50% of the voting securities of the Company) or the Company sells all or substantially all of the assets of the Company (a "Change of Control") 50% (in the first 12 months of employment) and 100% (after 12 months employment) of unvested options shall vest immediately.

The Company has entered into an employment agreement with George Reznik, Chief Financial Officer, which provides that if Mr. Reznik is terminated without cause, he shall be given 6 months notice or pay in lieu of notice, plus benefits during the 6 month period. In the event of a Change of Control and Mr. Reznik is terminated without cause at any time within 6 months following the transaction, he is entitled to a severance payment equal to 6 months salary and benefits during the 6 month period. In addition, in the event of a Change of Control, 50% of Mr. Reznik's unvested options will immediately vest and become exercisable.

The Company has also entered into an employment agreement with Sal Visca, Chief Technology Officer, which provides that if Mr. Visca is terminated without cause, he shall receive written notice and a package equal to 7.5 months which, at the Company's discretion may be given as a combination of pay in lieu of notice and working notice, provided that any working notice shall not exceed 2 months notice. The package will consist of 7.5 months of salary, payment of 100% of his quarterly bonus then due, 50% of bonuses that would have been earned during the 7.5 month period, and continued benefits during the 7.5 month period. In the event of a Change of Control of the Company and Mr. Visca is terminated without cause at any time within 6 months following the transaction, he is entitled to a severance payment equal to 7.5 months salary plus benefits during the 7.5 month period, payment of 100% of his quarterly bonus then due and 50% of bonuses that would have been earned during the 7.5 month period following termination. In addition, in the event of a Change of Control, 100% of Mr. Visca's unvested options will immediately vest and become exercisable.

COMPOSITION OF COMPENSATION COMMITTEE

Between January 2003 and April 2003, the Compensation Committee was comprised of Barb Richardson and Jim McIntosh, both of whom are unrelated directors, and Thomas Koll, Chairman, who is a related director but an outside director. Ms. Richardson resigned as a director in April 2003. In June, 2003, the Compensation Committee was re-constituted with Lew Turnquist, Stephen Wu and Jerry Meerkatz, all of whom were unrelated directors. Jerry Meerkatz served on the Compensation Committee until his appointment as President and Chief Executive Officer in November 2003 and Mr. Wu served until he resigned as a director in January, 2004. In February 2004, the Compensation Committee was re-constituted with Lew Turnquist, Chris Rogers and Gerald Trooien, all of whom are unrelated directors.

REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is responsible for establishing management compensation based on the Board of Directors' evaluation of management performance. It is the responsibility of the Compensation Committee to ensure management compensation is competitive to enable the Company to continue to attract talented individuals. Ordinarily, the Chief Executive Officer meets with the Compensation Committee annually to receive their recommendations. All final decisions require approval of the Board of Directors.

It is the policy of the Compensation Committee to compensate management for performance using three forms of remuneration: base salary, cash bonus and stock option grants. Base salary is determined largely by reference to market conditions, while annual incentive cash and stock option awards provide the opportunity for cash compensation and enhanced share value based upon exceptional individual and departmental performance and the overall success of the Company in any given year. The Compensation Committee does not have a pre-determined performance based compensation plan but rather reviews the performance of each Named Executive Officer at the end of each fiscal year.

In 2002, the Company appointed an Office of the President, which was a committee comprised of George Reznik, Chief Financial Officer, Sal Visca, Chief Technology Officer, Bill Tam, the then Executive Vice

President Sales and Marketing, and Jim McIntosh, Director. On November 18, 2003, the Office of the President ceased with the hiring of Jerry Meerkatz, the Company's President and Chief Executive Officer.

The Compensation Committee believes that the salary paid to each shareholder of the Office of the President (other than Mr. McIntosh who is a Director and not a shareholder of management) was commensurate with his position, his experience and salaries paid by comparable companies. In considering comparable companies, the Compensation Committee considered, among other things, the industry in which the Company operates, the competitive landscape for hiring executives within this industry, the public nature of the Company, the market capitalization of the Company and the responsibilities of each of the shareholders of the Office of the President (other than Mr. McIntosh).

In 2003, the Board of Directors conducted a search for a new President and Chief Executive Officer. The Board of Directors considered a number of candidates and ultimately selected Mr. Meerkatz. The Board of Directors believes that the salary paid to Mr. Meerkatz is commensurate with his position, his experience and salaries paid by comparable companies. In considering comparable companies, the Board of Directors considered, among other things, the industry in which the Company operates, the competitive landscape for hiring executives within this industry, the public nature of the Company, the market capitalization of the Company and the responsibilities of the President and Chief Executive Officer.

The Compensation Committee also considered the form and amount of compensation provided to each of the Named Executive Officers, other than the Chief Executive Officer. The Compensation Committee generally awarded bonuses and granted stock options based upon the success of the Company during 2003, including the advancement of the development of the Company's technology, the meeting of corporate finance milestones and the development of important long-term strategic alliances. The Compensation Committee also reviewed the annual salaries of each of the other Named Executive Officers and established their salaries at levels which the Compensation Committee believes are competitive with comparable companies as described above. The Compensation Committee believes that, to the extent possible, the Company should continue to incentivize all of the Named Executive Officers through a combination of stock option grants and performance based bonuses as opposed to general increases in annual salary.

PERFORMANCE GRAPH

The Common Shares of the Company currently trade on the Toronto Stock Exchange (the "TSX") under the symbol "IW". The following chart compares the total cumulative shareholder return for Cdn.$100 invested in Common Shares of the Company on December 31, 1999, with the cumulative total return of the S&P/TSX Composite Index (formerly the TSE 300 Composite Index) for the period from December 31, 1999 to December 31, 2003.

[GRAPHIC FIVE YEAR PERFORMANCE CHART]

                                 DEC-99    DEC-00    DEC-01   DEC-02   DEC-03
                                 -------   -------   ------   ------   ------
S&P/TSX Composite Index.......   $100.00   $106.18   $91.38   $78.61   $97.71
Infowave......................   $100.00   $ 32.82   $ 9.78   $ 1.55   $ 1.42


COMPENSATION OF DIRECTORS

No remuneration was paid to the current Directors of the Company in their capacity as Directors, for the fiscal year ended December 31, 2003.

There are currently no agreements or arrangements with any Directors of the Company in respect of cash compensation in their capacity as Directors, other than incentive stock options granted to such Directors.

No pension plan or retirement benefit plans have been instituted by the Company and none are proposed at this time.

        INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

No Director, executive officer or senior officer has been indebted to the Company at any time during the previous fiscal year.

                  INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

Except as described below, no Director, senior officer or principal shareholder of the Company, or associate or affiliate of any of the foregoing, has any other material interest, direct or indirect, in any transaction or in any proposed transaction, which has materially affected or will materially affect the Company, since January 1, 2003.

On July 4, 2003, the Company acquired substantially all of the assets of HiddenMind Technology LLC ("HiddenMind") pursuant to an Asset Purchase Agreement dated May 28, 2003 between the Company and HiddenMind for a purchase price of US$2,031,105. Mr. Gerald L. Trooien, now a director and principal shareholder of the Company, was a controlling shareholder of HiddenMind. The purchase price was paid by the Company through the issuance to HiddenMind of 14,966,034 units at a price of Cdn.$0.19 per unit (and based on an agreed Canada/U.S. dollar exchange rate of 1.40:1.00). Each unit is comprised of one Common Share and one-half of a purchase warrant to acquire a Common Share. Each full warrant entitles HiddenMind to purchase one additional Common Share at an exercise price of Cdn.$0.19 until July 4, 2005. To the knowledge of the Company, none of Mr. Trooien or HiddenMind or any of their respective associates or affiliates held any securities of the Company at the time of the acquisition. This transaction was approved by shareholders of the Company.

On July 4, 2003, the Company completed a private placement of 29,473,684 units at a price of Cdn.$0.1425 per unit for aggregate proceeds of US$3,000,000 (based on an agreed Canada/U.S. dollar exchange rate of 1.40:1.00) to Mr. Trooien. Each unit is comprised of one Common Share and one-half of a purchase warrant to acquire a Common Share. Each full warrant entitles Mr. Trooien to purchase one Common Share at an exercise price of Cdn.$0.19 until July 4, 2005. To the knowledge of the Company, none of Mr. Trooien or HiddenMind or any of their respective associates or affiliates held any securities of the Company at the time of the private placement. This transaction was approved by shareholders of the Company.

On January 7, 2004, the Company entered into a line of credit agreement with Mr. Trooien, under which Mr. Trooien has agreed to provide a standby line of credit of up to US$3,000,000 to the Company and the Company agreed to issue to Mr. Trooien warrants, subject to certain terms and conditions. (See "Credit Facility
- General".)

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of the Directors or senior officers of the Company, none of the persons who have been Directors or senior officers of the Company since the commencement of the Company's last completed financial year and no associate or affiliate of any of the foregoing has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting other than as disclosed in this Information Circular.

                           PURCHASE OF TELISPARK, INC.

GENERAL

The Company agreed to acquire 100% of the shares of Telispark, Inc. ("Telispark"), a Delaware corporation, pursuant to a stock purchase agreement dated January 7, 2004 (the "Telispark Purchase Agreement") among the Company, Telispark and the shareholders of Telispark (the "Sellers") (the "Telispark Acquisition"). The aggregate purchase price for the Telispark shares is US$8,400,000. The purchase price is payable by the Company through the issuance to the Sellers of 46,164,398 Common Shares at a price of Cdn.$0.234 per share (and based on an agreed Canada/U.S. dollar exchange rate of 1.2819:1.00), issuable in two tranches and subject to adjustment as discussed below.

The Company completed the initial tranche purchase of approximately 76% of the Telispark shares on January 7, 2004 in exchange for 35,042,268 Common Shares. The Company also assumed Telispark employee stock options which will be exercisable into 1,901,865 Common Shares.

Under the rules of the TSX, the Company is required to obtain shareholder approval for the issue by the Company of the additional Common Shares to acquire the remaining Telispark shares not currently owned by the Company (the "Second Tranche Purchased Shares") under the Telispark Purchase Agreement (the "Second Tranche Share Purchase").

The Company has already begun to integrate Telispark's business into the business of the Company. A description of the business and affairs of Telispark is attached to this Circular as Schedule "A".

PURCHASE PRICE FOR THE SECOND TRANCHE PURCHASED SHARES

The purchase price for the Second Tranche Purchased Shares is payable by the Company through the issuance to the Sellers of, subject to adjustment as described in the next sentence, 11,122,136 Common Shares at a deemed price of Cdn.$0.234 per share for a total of US$2,030,252 (based on an agreed Canada/U.S. dollar exchange rate of 1.2819:1.00). The number of Common Shares issued may increase by up to 2,118,502 Common Shares in the event that the weighted average price of the Company's Common Shares for the 20-day period ending on the second trading day immediately prior to the date on which the Second Tranche Share Purchase is completed is less than Cdn.$0.234 per share. Accordingly, shareholders will be asked at the Meeting to approve an ordinary resolution authorizing the issuance of up to a maximum of 13,240,638 Common Shares.

CONDITIONS

The completion of the Second Tranche Share Purchase is subject to the satisfaction or waiver of certain conditions for the benefit of each of the parties to the Telispark Purchase Agreement, including continued accuracy of the representations and warranties of the Company and approval of the Second Tranche Share Purchase by shareholders of the Company.

REPRESENTATIONS, WARRANTIES, COVENANTS AND INDEMNITIES

Telispark and the Sellers have made representations and warranties in the Telispark Purchase Agreement in respect of matters that are usually the subject of representations and warranties in transactions between arm's length parties that are similar to the Telispark Acquisition and include matters such as ownership of the Second Tranche Purchased Shares and the assets of Telispark and the accuracy of statements in this Information Circular with respect to Telispark.

Each of the Sellers has agreed to indemnify the Company and its subsidiaries against any loss, liability, claims, damage, deficiency, cost, obligation or expense (including court costs and attorney's fees and expenses) arising from, relating to or constituting (i) any breach or inaccuracy in any of the representations and warranties of such Seller or of the Company under the Telispark Purchase Agreement, subject to a specified maximum time period and amount.

CLOSING AND TERMINATION

If the Second Tranche Share Purchase is approved by the shareholders and the other conditions to the completion of the Second Tranche Share Purchase are satisfied, the Second Tranche Share Purchase is expected to be completed on April 2, 2004 or as soon as practicable thereafter. If any of the conditions described above or otherwise contained in the Telispark Purchase Agreement are not satisfied or waived, the party entitled to the benefit of such condition may terminate the Telispark Purchase Agreement.

SUPPORT AGREEMENT

In connection with the execution of the Telispark Purchase Agreement, Gerald Trooien executed a support agreement (the "Support Agreement") with Telispark dated January 7, 2004 pursuant to which, among other things, Mr. Trooien agreed in favour of Telispark that he would vote all of his Common Shares for the resolution approving the Second Tranche Share Purchase at the Meeting.

EFFECT OF THE TELISPARK ACQUISITION - CAPITALIZATION AND FINANCIAL INFORMATION

The following table sets out the consolidated capitalization of the Company as at September 30, 2003: (i) on an actual basis; and (ii) as adjusted to reflect the issuance of all Common Shares issuable under Telispark Acquisition. The table should be read in conjunction with the pro forma financial statements of the Company and the consolidated financial statements and notes thereto of Telispark contained in this Information Circular.

                                                                                                    Outstanding
                                                                                                       as at
                                                                       Outstanding               September 30, 2003
                                                                          as at                    after Telispark
                                                                   September 30, 2003               Acquisition
                                                                  -------------------           --------------------
SHAREHOLDERS' EQUITY:                                                   US$64,685,488                  US$73,499,123
   Share Capital
   (unlimited authorized voting common shares                    (143,590,366 issued            (191,873,266 issued
                                                                     and outstanding)               and outstanding)
   Additional Paid-In Capital                                                  15,941                         15,941
   Other equity instruments                                                 2,150,511                      2,150,511
   Deficit                                                               (57,723,220)                   (57,723,220)
Cumulative translation account                                               (92,196)                       (92,196)
                                                                  -------------------           --------------------
Total Shareholders' Equity                                               US$9,036,524                  US$17,850,159
                                                                  ===================           ====================


Upon completion of the Telispark Acquisition but prior to the issuance of any shares under the private placements described below under the heading "Private Placement", Gerald Trooien will hold approximately 23.16% of the issued and outstanding Common Shares, the Sellers as a group will hold up to a maximum of 25.16% of the issued and outstanding Common Shares and Deloitte Consulting L.P., a substantial shareholder of Telispark will hold up to a maximum of 19.86% of the issued and outstanding Common Shares.

Attached hereto as Schedule "B" are consolidated pro forma financial statements of the Company as at September 30, 2003 after giving effect to the Telispark Acquisition and attached hereto as Schedule "C" are the audited financial statements of Telispark for the years ended December 31, 2002 and 2001 and the interim financial statements of Telispark for the nine-month period ended September 30, 2003.

REASONS FOR THE TRANSACTIONS

The Board of Directors believes that the acquisition of Telispark provides the Company with, among other things:

o valuable and complimentary technology for its enterprise wireless software business;

o     valuable strategic partner and customer relationships;

o     a greater revenue stream; and

o     valuable skilled workforce.

The Board of Directors further believes that the Company should complete the Second Tranche Share Purchase in order to consolidate its ownership position so that Telispark becomes a 100% wholly-owned subsidiary and so that its businesses can be fully integrated.

FINANCIAL ADVISOR AND FAIRNESS OPINION

In September 2002, the Board of Directors retained Agile Equity LLC ("Agile") of New York to assist management and the Board of Directors in identifying and pursuing acquisitions and other transactions in order to enhance shareholder value. Agile is paid fees for its services, including fees which are contingent on the success of a transaction.

In addition, in connection with the Telispark Acquisition, the Company retained Agile and Canaccord Capital Corporation ("Canaccord") to serve as its financial advisers and to prepare opinions as to the fairness (the "Fairness Opinions") of the Telispark Acquisition from a financial point of view to the shareholders of the Company. Each of Agile and Canaccord has concluded for the Board of Directors that the Telispark Acquisition is fair from a financial point of view to the shareholders of the Company. Copies of the Fairness Opinions are attached as Schedule "D" to this Information Circular. Each of Agile and Canaccord was paid a fixed fee for the Fairness Opinions upon delivery of the Fairness Opinions to the Board of Directors.

SHAREHOLDER APPROVAL

To become effective, the ordinary resolution approving the Second Tranche Share Purchase must be approved by a majority of not less than 1/2 of the votes cast by shareholders who, being entitled to do so, vote in person or by proxy on the resolution. Accordingly, shareholders will be asked at the Meeting to approve the following ordinary resolution:

          "BE IT RESOLVED as an ordinary resolution of the shareholders of Infowave Software, Inc. (the "Company") that:

          1. the purchase by the Company of all of the issued and outstanding common shares of Telispark, Inc. ("Telispark") not currently owned by the Company pursuant to the Stock Purchase Agreement dated January 7, 2004 (the "Telispark Purchase Agreement") between the Company and Telispark, all as more particularly described in the Company's Information Circular dated March 3, 2004, is hereby confirmed and approved;

          2. the issuance by the Company of up to 13,240,638 common shares of Telispark ("Shares") at a deemed price of Cdn.$0.234 per Share, all as more particularly described in the Company's Information Circular dated March 3, 2004, is hereby confirmed and approved; and

          3. the Directors and Officers of the Company be and are hereby authorized and directed to do, sign and execute all things, deeds and documents necessary or desirable to fulfil the Company's obligations under the Telispark Purchase Agreement."

Pursuant to the terms of the Support Agreement, Mr. Trooien has agreed to vote all of his Common Shares in favour of this resolution. To the knowledge of the Directors and senior officers of the Company, as at the date hereof, Mr. Trooien beneficially owns or controls, directly or indirectly, 44,439,718 Common Shares representing approximately 23.87% of the issued and outstanding Common Shares.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOUR OF THE RESOLUTIONS APPROVING THE SECOND TRANCHE SHARE PURCHASE.

A copy of the Telispark Purchase Agreement is available for inspection during normal business hours at the head office of the Company in Burnaby, British Columbia.

                                 CREDIT FACILITY

GENERAL

As a condition to the entering into of the Telispark Purchase Agreement, the Sellers required the Company to obtain a minimum of US$3,000,000 in additional debt or equity funding or a commitment for such funding. The Company investigated and considered a number of alternatives. Ultimately, the Company approached Gerald Trooien, a Director and principal shareholder, to determine whether he would be prepared to make such a commitment. After negotiations, the Company entered into a line of credit agreement (the "Loan Agreement") with Mr. Trooien dated January 7, 2004 under which Mr. Trooien agreed to provide a standby line of credit of up to US$3,000,000 (the "Credit Facility") to the Company until December 31, 2005. If the Company arranges alternative equity or debt financing prior to June 5, 2004, the maximum amount of the Credit Facility will be reduced by the amount of the additional financing. Accordingly, in the event that the total amount of the offering of Units, as described under "Private Placement", exceeds US$3,000,000, the amount available under the Credit Line will be reduced to nil. While the Company expects to issue and sell not less than US$3,000,000 in Units, there is no guarantee that such amounts will be raised.

Any amounts borrowed under the Credit Facility will be repayable on December 31, 2005, together with interest at a Canadian Chartered bank's prime rate plus eight per cent.

The Company may not drawdown any funds under the Credit Facility until and unless the shareholders approve the issuance of certain warrants to Mr. Trooien, as described below.

As consideration for providing the Credit Facility, the Company issued Mr. Trooien warrants (the "Trooien Warrants") entitling him to acquire a minimum of 7,500,000 Common Shares of the Company and a maximum of up to approximately 18,500,000 Common Shares, subject to shareholder approval. The specific number of Common Shares issuable under the Trooien Warrants will be based on the total principal amount of the Credit Facility which is available to the Company (after giving effect to any reduction in the maximum amount of the Credit Facility as described above), divided by the exercise price of the Trooien Warrants, subject to a minimum of 7,500,000 Trooien Warrants. Each Trooien Warrant entitles Mr. Trooien to purchase one Common Share of the Company at a price of Cdn$0.21 for a period of three years. The advance of any funds under the Credit Facility and the exercise by Mr. Trooien of any of the Trooien Warrants is subject to receipt of approval of the issuance of the Trooien Warrants by the shareholders at the Meeting.

SHARE PLEDGE

The Credit Facility is secured by a pledge (the "Share Pledge") of all Telispark shares (the "Pledged Shares") acquired by the Company under the Telispark Purchase Agreement. In the event the Company fails to pay or perform any of the obligations under the Credit Agreement, Mr. Trooien may realize upon or otherwise deal with or dispose of the Pledged Shares.

So long as no obligations are owed by the Company to Trooien, the Company shall be entitled to receive and enjoy all dividends or other distributions made on or in respect of the Pledged Shares and to vote the Pledged Shares at any meeting.

CONDITIONS

The obligations of the parties under the Loan Agreement, the Share Pledge and the Warrants are subject to the Company obtaining shareholder approval of the issuance of the Trooien Warrants within 120 days from the date of the Loan Agreement.

REPRESENTATIONS, WARRANTIES AND COVENANTS

The Company has made representations and warranties in the Loan Agreement in respect of matters that are usually the subject of representations and warranties in transactions that are similar to the Credit Facility. In addition the Company agreed to certain restrictive covenants, including not to incur or create any liens on the Pledged Shares, other than permitted encumbrances, and not to undertake certain transactions which result in the current shareholders of the Company holding less than a majority of the outstanding voting shares of the Company.

EVENTS OF DEFAULT AND REMEDIES

The Loan Agreement provides for a number of events of default in respect of matters that are usually the subject of default in transactions that are similar to the Credit Facility including the failure to pay the principal when due, any lien on the Pledged Shares becoming enforceable, or the Company ceasing to carry on business or becoming insolvent. Upon the occurrence of any event of default, Mr. Trooien may terminate his obligation to make the Credit Facility available or make any further advance thereunder, and declare the Credit Facility and all accrued and unpaid interest immediately due and payable.

REASONS FOR THE CREDIT LINE AND TROOIEN WARRANTS

The Board of Directors believes that the entering into of the Loan Agreement for the Credit Facility and the issuance of the Trooien Warrants, which was a pre-condition to the Loan Agreement, among other things:

o facilitated the Company's acquisition of Telispark by meeting the pre-condition set by the Sellers that the Company arrange a minimum of US$3,000,000 of capital resources;

o strengthened the Company's financial position to retain and attract new customers;

o strengthened the Company's financial position to enable it to seek alternative sources of financing; and

o ensured that the Company would have access to additional capital in order to continue to develop the Company's products and services, to continue to allow the Company to compete with its competitors and to integrate the business and assets of Telispark into the Company's business.

SHAREHOLDER APPROVAL

Mr. Trooien is a significant shareholder and a director of the Company. Under the rules and policies of the TSX, the issuance of the Trooien Warrants and the Common Shares issuable upon exercise of the Trooien Warrants must be authorized by an ordinary resolution of shareholders, excluding the votes attached to any Common Shares held by Mr. Trooien or his associates and affiliates.

To become effective, the ordinary resolution approving the issuance of the Trooien Warrants must be approved by a majority of not less than 1/2 of the votes cast by shareholders, excluding Mr. Gerald Trooien and his associates and affiliates, who, being entitled to do so, vote in person or by proxy on the resolution. Accordingly, shareholders, excluding Mr. Gerald Trooien and his associates and affiliates, will be asked to approve the following ordinary resolution at the Meeting:

          "BE IT RESOLVED as an ordinary resolution of the shareholders of Infowave Software, Inc. (the "Company") that:

          1. the issuance of warrants (the "Trooien Warrants") to purchase a minimum of 7,500,000 and up to a maximum of 18,500,000 common shares in the capital of the Company (the "Warrant Shares") to Mr. Gerald Trooien upon the exercise of Trooien Warrants at an exercise price of Cdn$0.21 per share and with an expiry date of January 7, 2007, all as more particularly described in the Company's Information Circular dated March 3, 2004, is hereby approved, ratified and confirmed;

          2. the issuance of Warrant Shares upon exercise of the Trooien Warrants, all as more particularly described in the Company's Information Circular dated March 3, 2004, is hereby authorized and approved; and

          3. the Directors and Officers of the Company be and are hereby authorized and directed to do, sign and execute all things, deeds and documents necessary or desirable to fulfil the Company's obligations under the Warrants."

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOUR OF THE RESOLUTIONS APPROVING THE ISSUANCE OF THE TROOIEN WARRANTS.

A copy of the Loan Agreement, Share Pledge and Trooien Warrant agreement are available for inspection during normal business hours at the head office of the Company in Burnaby, British Columbia.

                                PRIVATE PLACEMENT

BACKGROUND

Pursuant to letter agreements among the Company and Canaccord Capital Corporation and Pacific International Securities Inc. (together, the "Agents") dated February 16, 2004 and February 25, 2004, the Agents agreed to offer for sale on a private placement best efforts agency basis up to 36,363,636 units (the "Units") of the Company at a price of Cdn.$0.22 per Unit. Each Unit is comprised of one Common Share and one-half of one Common Share purchase warrant (the "Warrants"). Each whole Warrant is exercisable for one Common Share for two years at a price of Cdn.$0.29 per Common Share.

The Company has agreed to pay the Agents at closing of the private placement an aggregate cash commission equal to 7.5% of the gross proceeds of the private placement. In addition, the Company will issue to the Agents at closing agents' warrants equal to 10% of the number of Units sold in the private placement. Each agents' warrant shall be exercisable at Cdn.$0.29, shall expire two years from the date of issuance and shall entitle the holder to purchase one Common Share and one-half of one Common Share purchase warrant. Each whole purchase warrant will be on the same terms as the Warrants sold as part of the Units. The Agents will also receive on the closing a corporate finance fee of 300,000 units on the same terms as the Units.

TSX rules provide that the aggregate number of Common Shares which are issued or made subject to issuance pursuant to private placement transactions during any six month period must not exceed 25% of the number of Common Shares which are outstanding prior to giving effect to such transactions. The TSX will give consideration to exceeding the 25% limit with shareholder approval. Taking into account the various securities that will be issued under the private placement, the maximum number of Units that can be issued without shareholder approval is 27,939,788 Units. The Company intends to complete the private placement of up to this amount on or before March 10, 2004.

Gerald Trooien, a Director and principal shareholder of the Company, indicated that he would like to participate in the private placement. As an insider of the Company, Mr. Trooien is only entitled to receive the Common Share portion and not the Warrant portion of the Units. Mr. Trooien indicated that he would like to subscribe for 5,990,909 Common Shares at $0.22 per share or a total of Cdn$1,318,000 (the "Trooien Subscription"). The Agents have agreed that no fees, commissions or agents' warrants will be payable to the Agents in connection with any subscription by Mr. Trooien.

Based on commitments received to date by the Agents, the inclusion of the subscription by Mr. Trooien will exceed the 25% private placement threshold described above. The Agents required that all of their subscribers, for whom they are being paid fees, commission and agents' warrants, be included in the closing on March 10, 2004, which closing does not require shareholder approval. As a result, any subscription by, and issuance of Common Shares to, Mr. Trooien must be approved by shareholders and Mr. Trooien has indicated that he will make his decision whether to participate upon receipt of such shareholder approval. Accordingly, the Company is seeking shareholder approval of the Trooien Subscription.

SHAREHOLDER APPROVAL

To become effective, the ordinary resolution approving the Trooien Subscription must be approved by a majority of not less than 1/2 of the votes cast by shareholders who, being entitled to do so, vote in person or by proxy on the resolution, excluding Mr. Gerald Trooien and his associates and affiliates. Accordingly, shareholders, excluding Mr. Gerald Trooien and his associates and affiliates, will be asked to approve the following ordinary resolution at the
Meeting:

          "BE IT RESOLVED as an ordinary resolution of the shareholders of Infowave Software, Inc. (the "Company") that the issuance by the Company of up to 5,990,909 Common Shares at $0.22 per share for Cdn$1,318,000 to Mr. Gerald Trooien, as more particularly described in the Company's Information Circular dated March 3, 2004, is hereby approved."

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOUR OF THE RESOLUTION APPROVING THE SUBSEQUENT FINANCING.

                  PARTICULARS OF OTHER MATTERS TO BE ACTED UPON

The Company will consider and transact such business as may properly come before the Meeting or any adjournment thereof. The management of the Company knows of no other matters to come before the Meeting other than those referred to in the Notice of Meeting. Should any other matters properly come before the Meeting, the shares represented by the proxy solicited hereby will be voted on such matter in accordance with the best judgement of the persons voting by such proxy.

MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING SHALL BE ANY MATTER NOT EFFECTING CHANGE IN THE ARTICLES OR MEMORANDUM OF THE COMPANY, NOT EFFECTING A CHANGE OF CONTROL OF THE COMPANY, OR NOT DISPOSING OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF THE COMPANY.

                       BY ORDER OF THE BOARD OF DIRECTORS

                                  "Thomas Koll"

                                   Thomas Koll
                                    Chairman

                                  SCHEDULE "A"

                     INFORMATION CONCERNING TELISPARK, INC.

GENERAL

Telispark, Inc. ("Telispark") was incorporated under the laws of Delaware on June 6, 2000. Telispark's head office is located in Arlington, Virginia and has several regional sales offices in the US. Telispark does not have any offices outside of the US.

Deloitte Consulting L.P. held approximately 90% of the shares of Telispark at the time Infowave entered into the Telispark Acquisition Agreement.

GENERAL DEVELOPMENT OF THE BUSINESS

Telispark was organized to design, develop, market, sell and deploy mobile data software solutions for the enterprise.

Telispark's software applications are intended to enable a corporate customer to increase the efficiency and productivity of its mobile enterprise workforce, extend the life and effectiveness of its capital assets and increase service revenues. Telispark has created configurable enterprise applications for mobile employees who perform plant maintenance operations, field service operations, asset management and maintenance repair and overhaul operations. Telispark applications provide streamlined work-flow processes via mobile devices and interaction with critical information from back-end systems. Deployment of Telispark applications results in tangible return on investments and distinct competitive advantages for the enterprise.

FOCUS AND MARKETING

Telispark has focused its marketing efforts on its target market consisting of asset intensive companies in the following vertical segments that are likely to make capital investments:

      o     Energy and utilities, including large telephone companies

      o     Oil and gas

      o     Defense and aerospace

      o     High tech field service

Telispark's primary direct marketing focus is the United States market. Telispark has a limited focus on the international market via third party resellers and system integrators.

REVENUE STREAMS

Telispark's revenue is derived primarily from two sources: (i) software license revenue, derived principally from software licenses to resellers and end users; and (ii) service revenue, derived principally from providing support and maintenance, education and consulting services to end users.

Revenue from software licenses is recognized upon execution of a contract, delivery of the software, and determination that collection of fixed and determinable fees is reasonably assured. When the fees for maintenance are bundled with the license fee, such amounts are unbundled using the vendor specific objective evidence as the fair value of the elements. Revenue from support and maintenance services is recognized ratably over the contractual period. Payments for supported maintenance fees are generally made in advance and are nonrefundable. Revenue from education and consulting services is recognized as the related services are performed.

Telispark currently has a total of eleven customers. During fiscal years 2002 and 2003, the majority of Telispark's revenues were attributable to a single customer.

EMPLOYEES

As at December 31, 2003, Telispark had a total of 35 employees in the following functional departments:

   Functional Department                      Amount             Percentage
   ---------------------                      ------             ----------
   Sales                                         8                   23%
   Marketing                                     3                    9%
   Professional Services                         1                    3%
   R&D                                          20                   57%
   G&A                                           3                    8%
                                               ---                 -----
        Total employees                         35                  100%

PRODUCTS AND TECHNOLOGY

Background - Industry Prints

Deloitte Consulting Global LLC has granted Telispark a non-exclusive license for its best practices industry prints ("Industry Prints") which have been developed over the years from Deloitte Consulting Global LLC's enterprise re-engineering consulting engagements. The formal terms of the license agreement do not include any future royalty or maintenance payable by Telispark to Deloitte Consulting Global LLC.

Telispark Mobile Enterprise

Telispark's software product line, Telispark Mobile Enterprise(TM) ("TME"), is a configurable packaged suite of application modules designed to streamline and integrate business operations required by mobile workers. Each suite is configured for a specific industry segment. The configured suite is designed to be an easy-to-navigate, fully integrated mobility product designed to increase enterprise operational efficiency and improve asset utilization.

Within Telispark's vertical segments (including energy and utilities, oil and gas, defense and aerospace and high tech field service), TME is intended for mobile employees who perform:

      o     Field services operations.

      o     Maintenance repair and overhaul operations.

      o     Plant maintenance operations.

      o     Supply chain management

      o     Enterprise asset management.

Application Modules

Telispark's various application modules, which can be configured into a suite for an enterprise, are summarized below:

      MWORKMANAGER: Work Order Management & Processing. This module records start and end times, breaks down causes and work performed and reviews equipment configuration and repair history.

      MINSPECT: Customer Defined Inspection Toolkit. This module uses bar code readers and fills out forms, provides real-time notification of work order changes across personnel, shifts, and teams.

      MDOCS: Documentation Search & Retrieval Tool. This module accesses the most current fault isolation procedures, user manuals, reports and schematics from any documentation system.

      MDEPOT: Production/Non-Production Stores Management. This module accesses bill of materials, material availability and order replacement parts and identifies parts inventory based on equipment configuration, track material transfers.

      MWAREHOUSE: Comprehensive Warehouse Management Tool. This module perform inventory checks and audits, transfers stock within and between warehouses, issues stock out to work sites, scraps and retires stock, returns equipment to vendors for repair or replacement, performs purchase order receipts and manages stock hierarchies.

      MT&M: Document, Capture and Verify Invoicing. This module documents the work performed, captures customer approval, reviews, updates and approves submitted invoices by field technicians using any standard web browser, validates the work performed and accumulated charges before the invoice is submitted for billing and provides for audit and reporting.

      MASSET: Asset Management Tool. This module records assets at a given location using bar code readers, automatically updates centralized inventory information and manages configuration and maintenance of the assets.

      MOBILE QUICKSTART: This module is an out-of-the-box mobility solution from HP and Telispark that packages all the software, hardware and services that an enterprise needs to rapidly implement entry-level asset inspection and maintenance solutions.

TME Product Features and Advantages.

Telispark believes that TME has a number of advantages for the enterprise, which are as follows:

o EASILY CONFIGURABLE, SCALABLE AND DEPLOYABLE. Telispark provides an easily scalable solution that can be configured to match an enterprise's specific mobile business processes. Telispark's platform and application suite uses a logical business object framework, which maps to back-office systems. It automatically replicates those objects and processes to a thick client for reliability. Lastly, it manages those applications, with upgrades and data transactions, across a wireless network.

o ACCESSIBILITY ACROSS MULTIPLE BACK-OFFICE SYSTEMS. The mobile worker often requires information that resides in multiple systems. Telispark exchanges and transacts data, such as work orders, material availability, equipment configurations, schematics, and repair procedures, from the mobile client to disparate back-office systems. This eliminates the inefficient activities performed to access that information and leverages the significant investments in back-office systems.

o STANDARDS COMPUTING & DEVICE INDEPENDENCE. Telispark employs a state-of-the-art Java- and XML- based server architecture with advanced client-side scripting. Telispark's thick client has a configurable Client Database Management System that runs on any device. The client applications are written in industry standard user interface development languages, HTML and JavaScript, and supports the following operating systems, Pocket PC, Palm, and Symbian.

o BUSINESS SCALABLE ENTERPRISE SOLUTIONS. Telispark teams with global organizations for scalable solutions that seamlessly work with Telispark's products. These partners include, but are not limited, to Hardware Vendors (Compaq, Symbol, Siemens, Intermec, HP), Systems Integrators (Accenture,
      KPMG), Network Providers, and Application Vendors (SAP, Tibco, MRO Software, Datastream).

o OUT-OF-NETWORK COVERAGE. Since wireless networks cannot be accessed from remote locations, Telispark clients run as standalone thick client applications that store data persistently on the users' handheld devices, allow them to navigate the application, and update their work regardless of network connectivity The application will time stamp, prioritize and sequence the updates to the back-office system, when the user comes back into wireless coverage.

o AUTOMATED DATA ENTRY AND MOBILE WORKFLOW. By using bar code readers and automated workflows to systematically process data, Telispark ensures that the maintenance technician provides timely and accurately entered data.

FINANCIAL INFORMATION

The audited financial statements of Telispark for the years ended December 31, 2002 and 2001 and the interim financial statements of Telispark for the nine-month period ended September 30, 2003 are set forth elsewhere in this Information Circular.

                                  SCHEDULE "B"









                 Pro Forma Consolidated Financial Statements
                 (Expressed in United States dollars)

                 INFOWAVE SOFTWARE, INC.

                 Nine months ended September 30, 2003
                 Year ended December 31, 2002

                 (Unaudited - see Compilation Report)

[GRAPHIC KPMG LOGO]

        KPMG LLP                               Telephone (604) 691-3000
        CHARTERED ACCOUNTANTS                  Telefax   (604) 691-3031
        Box 10426, 777 Dunsmuir Street         www.kpmg.ca
        Vancouver BC V7Y 1K3
        Canada

COMPILATION REPORT ON PRO FORMA FINANCIAL STATEMENTS

The Board of Directors
Infowave Software, Inc.


We have read the accompanying unaudited pro forma consolidated balance sheet of Infowave Software, Inc. (the "Company") as at September 30, 2003 and unaudited pro forma combined statements of operations for the nine months then ended and for the year ended December 31, 2002, and have performed the following procedures:

1. Compared the figures in the columns captioned "Infowave Software, Inc." to the unaudited financial statements of the Company as at September 30, 2003 and for the nine months then ended, and the audited financial statements of the Company for the year ended December 31, 2002, respectively, and found them to be in agreement.

2. Compared the figures in the columns captioned "Telispark, Inc." to the unaudited financial statements of Telispark, Inc. as at September 30, 2003 and for the nine months then ended, and the audited financial statements of Telispark, Inc. for the year ended December 31, 2002, respectively, and found them to be in agreement.

3. Made enquiries of certain officials of the Company who have responsibility for financial and accounting matters about:

      (a)   The basis for determination of the pro forma adjustments; and

      (b) Whether the pro forma financial statements comply as to form in all material respects with the published requirements of Canadian securities legislation.

      The officials:

      (a) described to us the basis for determination of the pro forma adjustments, and

      (b) stated that the pro forma financial statements comply as to form in all material respects with the published requirements of Canadian securities legislation.

4. Read the notes to the pro forma financial statements, and found them to be consistent with the basis described to us for determination of the pro forma adjustments.

5. Recalculated the application of the pro forma adjustments to the aggregate of the amounts in the columns captioned "Infowave Software, Inc." and "Telispark, Inc." as at September 30, 2003 and for the nine months then ended, and for the year ended December 31, 2002, and found the amounts in the column captioned "Pro forma" to be arithmetically correct.

A pro forma financial statement is based on management assumptions and adjustments which are inherently subjective. The foregoing procedures are substantially less than either an audit or a review, the objective of which is the expression of assurance with respect to management's assumptions, the pro forma adjustments, and the application of the adjustments to the historical financial information. Accordingly, we express no such assurance. The foregoing procedures would not necessarily reveal matters of significance to the pro forma financial statements, and we therefore make no representation about the sufficiency of the procedures for the purposes of a reader of such statements.

[GRAPHIC KPMG SIGNATURE]

Chartered Accountants

Vancouver, Canada
February 25, 2004

[GRAPHIC KPMG LOGO] (C) 2003 KPMG LLP, the Canadian member firm of KPMG
                    International, a Swiss cooperative. All rights reserved.

[GRAPHIC KPMG LOGO]

        KPMG LLP                               Telephone (604) 691-3000
        CHARTERED ACCOUNTANTS                  Telefax   (604) 691-3031
        Box 10426, 777 Dunsmuir Street         www.kpmg.ca
        Vancouver BC V7Y 1K3
        Canada

COMMENTS FOR UNITED STATES READERS ON DIFFERENCES BETWEEN CANADIAN AND UNITED STATES REPORTING STANDARDS

The above report, provided solely pursuant to Canadian requirements, is expressed in accordance with standards of reporting generally accepted in Canada. To report in conformity with United States standards on the reasonableness of the pro forma adjustments and their application to the pro forma financial statements requires an examination or review substantially greater in scope than the review we have conducted. Consequently, we are unable to express any opinion in accordance with standards of reporting generally accepted in the United States with respect to the compilation of the accompanying unaudited pro forma financial information.


[GRAPHIC KPMG SIGNATURE]

Chartered Accountants

Vancouver, Canada
February 25, 2004

[GRAPHIC KPMG LOGO] (C) 2003 KPMG LLP, the Canadian member firm of KPMG
                    International, a Swiss cooperative. All rights reserved.

INFOWAVE SOFTWARE, INC.

Pro Forma Consolidated Balance Sheet
(Unaudited - see Compilation Report)
(Expressed in United States dollars)

September 30, 2003

                                                                            Pro forma
                                             Infowave                     adjustments
                                            Software,   Telispark,    and eliminating
                                                 Inc.         Inc.            entries       Pro forma
                                          -----------   ----------    ---------------     -----------
                                                                             (note 3)
ASSETS
Current assets:
     Cash and cash equivalents            $ 6,616,124   $   56,858       $(643,778)(b)    $ 5,712,704
                                                                          (316,500)(i)
     Short-term investments                   363,544           --              --            363,544
     Accounts receivable                      314,560    1,173,370              --          1,487,930
     Inventory                                  1,108           --              --              1,108
     Prepaid expenses and deposits            129,750       75,248              --            204,998
                                          -----------   ----------      ----------        -----------
                                            7,425,086    1,305,476        (960,278)         7,770,284

Fixed assets                                  537,837      198,177              --            736,014

Deferred costs                                237,905           --              --            237,905

Intangible assets                           2,293,833           --          25,000 (c)      8,419,557
                                                                            50,000 (c)
                                                                         6,050,724 (c)

Future income taxes                                --           --       2,057,246 (c)      2,057,246

Goodwill                                           --       67,882         (67,882)(c)      2,368,907
                                                                         2,368,907 (c)
                                          -----------   ----------      ----------        -----------
                                          $10,494,661   $1,571,535      $9,523,717        $21,589,913
                                          ===========   ==========      ==========        ===========

                                                                               Pro forma
                                              Infowave                       adjustments
                                             Software,      Telispark,   and eliminating
                                                  Inc.            Inc.           entries           Pro forma
                                           -----------      ----------   ---------------         -----------
                                                                          (note 3)
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable and accrued
          liabilities                     $  1,158,470    $    637,993    $    297,000 (c)(j)   $  2,093,463
     Deferred revenue                          299,667         265,815        (265,815)(c)           299,667
                                          ------------    ------------    ------------          ------------
                                             1,458,137         903,808          31,185             2,393,130

Future income taxes                                 --              --       2,057,246 (c)         2,057,246

Long-term debt, including
     accrued interest payable                       --      15,435,891     (15,435,891)(a)                --

Shareholders' equity:
     Share capital                          64,685,488           4,430       8,950,000 (b)        74,268,988
                                                                               150,000 (b)
                                                                                (4,430)(c)
                                                                               483,500 (i)
     Additional paid-in capital                 15,941      11,265,121      15,435,891 (a)            15,941
                                                                           (26,701,012)(c)
     Deferred compensation                          --              --        (839,902)(c)          (987,487)
                                                                              (147,585)(c)
     Other equity instruments                2,150,511              --         307,000 (b)         3,601,641
                                                                             1,144,130 (g)
     Deficit                               (57,723,220)    (26,037,715)     26,037,715 (c)       (59,667,350)
                                                                            (1,144,130)(g)
                                                                              (800,000)(i)
     Cumulative translation account            (92,196)             --              --               (92,196)
                                          ------------    ------------    ------------          ------------
                                             9,036,524     (14,768,164)     22,871,177            17,139,537
                                          ------------    ------------    ------------          ------------
                                          $ 10,494,661    $  1,571,535    $  9,523,717          $ 21,589,913
                                          ============    ============    ============          ============

See accompanying notes to pro forma consolidated financial statements.

INFOWAVE SOFTWARE, INC.

Pro Forma Combined Statement of Operations
(Unaudited - see Compilation Report)
(Expressed in United States dollars)

Nine months ended September 30, 2003

                                                                                          Pro forma
                                                    Infowave                            adjustments
                                                   Software,       Telispark,       and eliminating
                                                        Inc.             Inc.               entries       Pro forma
                                                 -----------      -----------       ---------------     -----------
                                                                                          (note 3)
Sales                                            $ 1,298,648      $ 3,141,633        $      --          $ 4,440,281
Cost of sales                                        160,229          339,670               --              499,899
                                                 -----------      -----------        ---------          -----------
Gross profit                                       1,138,419        2,801,963               --            3,940,382

Expenses:
     Research and development                      1,579,531        1,641,802           15,438 (h)        3,236,771
     Sales and marketing                           1,365,457        1,171,564           11,740 (h)        2,548,761
     Customer implementation                              --        1,381,283               --            1,381,283
     Administration                                1,127,374        1,471,720            3,929 (h)        2,603,023
     Depreciation and
          amortization                               519,095          259,950          907,500 (d)        1,686,545
                                                 -----------      -----------        ---------          -----------
                                                   4,591,457        5,926,319          938,607           11,456,383
                                                 -----------      -----------        ---------          -----------
Loss from operations                              (3,453,038)      (3,124,356)         938,607)          (7,516,001)

Other income (expenses):
     Interest and other income                        53,816            1,248               --               55,064
     Foreign exchange                                 18,144               --               --               18,144
     Interest expense                                     --         (761,457)         761,457 (a)               --
                                                 -----------      -----------        ---------          -----------
                                                      71,960         (760,209)         761,457               73,208
                                                 -----------      -----------        ---------          -----------
Loss for the period                              $(3,381,078)     $(3,884,565)       $(177,150)         $(7,442,793)
                                                 ===========      ===========        =========          ===========
Loss per share:
     Basic                                       $     (0.04)                                           $     (0.06)
     Weighted average
          number of common shares                 90,690,326                                            136,854,724

See accompanying notes to pro forma consolidated financial statements.

INFOWAVE SOFTWARE, INC.
Pro Forma Combined Statement of Operations
(Unaudited - see Compilation Report)
(Expressed in United States dollars)

Year ended December 31, 2002

                                                                         Pro forma
                                     Infowave                          adjustments
                                    Software,       Telispark,     and eliminating
                                         Inc.             Inc.             entries           Pro forma
                                  -----------      -----------         -----------        ------------
                                                                          (note 3)

Sales                             $ 1,821,041      $ 3,418,256         $        --        $  5,239,297
Cost of sales                         408,654          176,239                  --             584,893
                                  -----------      -----------         -----------        ------------
Gross profit                        1,412,387        3,242,017                  --           4,654,404

Expenses:
   Research and development         2,505,329        2,777,304              20,696 (h)       5,303,329
   Sales and marketing              3,855,068        1,361,363              17,826 (h)       5,234,257
   Customer implementation                 --        2,124,448                  --           2,124,448
   Administration                   2,016,675        1,869,862               5,239 (h)       3,891,776
   Restructuring                    1,415,380               --                  --           1,415,380
   Depreciation and
      amortization                  1,383,675          317,424           1,210,000 (d)       2,911,099
                                  -----------      -----------         -----------        ------------
                                   11,176,127        8,450,401           1,253,761          20,880,289
                                  -----------      -----------         -----------        ------------
Loss from operations               (9,763,740)      (5,208,384)         (1,253,761)        (16,225,885)

Other income (expenses):
   Interest and other income           47,675            2,977                  --              50,652
   Interest expense                        --         (683,186)            683,186 (a)              --
                                  -----------      -----------         -----------        ------------
                                       47,675         (680,209)            683,186              50,652
                                  -----------      -----------         -----------        ------------
Loss for the period               $(9,716,065)     $(5,888,593)        $  (570,575)       $(16,175,233)
                                  ===========      ===========         ===========        ============

Loss per share:
   Basic                          $     (0.18)                                            $      (0.16)
   Weighted average
   number of common
   shares                          52,877,973                                               99,042,371


See accompanying notes to pro forma consolidated financial statements.

INFOWAVE SOFTWARE, INC.
Notes to Pro Forma Consolidated Financial Statements
(Unaudited - see Compilation Report)
(Expressed in United States dollars)

Nine months ended September 30, 2003

1.   BASIS OF PRESENTATION:

     These pro forma consolidated financial statements of Infowave Systems, Inc. ("Infowave" or the "Company") are based on the historical financial statements of Infowave after giving effect to the transactions and assumptions described in notes 2 and 3. These pro forma financial statements are intended for information purposes only and are not necessarily indicative of the consolidated financial position or results of operations that would have been attained had the acquisition actually taken place on the dates indicated, nor are they necessarily indicative of results that may occur in the future.

     The pro forma consolidated financial statements have been compiled from financial information in the:

     (a) audited financial statements of Infowave Software, Inc. for the year ended December 31, 2002;

     (b) audited financial statements of Telispark, Inc. ("Telispark") for the year ended December 31, 2002, after certain amounts have been reclassified;

     (c) unaudited financial statements of Infowave for the nine months ended September 30, 2003 and 2002;

     (d) unaudited financial statements of Telispark for the nine months ended September 30, 2003 and 2002; and

     (e) the additional information described in note 2.

     These pro forma financial statements and accompanying notes should be read in conjunction with and are qualified by the historical financial statements and notes thereto of Infowave and Telispark, included in this circular.

     The financial statements of Infowave have been prepared in accordance with Canadian generally accepted accounting principles, which is also the basis of accounting applied in these pro forma consolidated financial statements. The financial statements of Telispark have been prepared in accordance with generally accepted accounting principles in the United States of America. See note 4 for additional information.

INFOWAVE SOFTWARE, INC.
Notes to Pro Forma Consolidated Financial Statements
(Unaudited - see Compilation Report)
(Expressed in United States dollars)

Nine months ended September 30, 2003


2.   PRO FORMA TRANSACTION:

     On January 7, 2004, Infowave entered into a Stock Purchase Agreement with the stockholders of Telispark, under which Infowave acquired control of, and will ultimately acquire all of the outstanding shares of Telispark, Inc. Under the terms of the agreement, Infowave will issue 46,164,398 shares of common stock, in two tranches, in exchange for all of the issued and outstanding common shares of Telispark. Infowave completed the initial purchase of approximately 76% of outstanding Telispark common shares on January 7, 2004, through the issuance of 35,042,262 common shares of Infowave, and will acquire the remaining Telispark common shares subject to a number of conditions, including approval by shareholders of Infowave, in exchange for 11,122,136 common shares of Infowave.

     The number of Infowave common shares issued in the second tranche may increase by up to 2,118,502 Infowave common shares in the event that the weighted average Infowave common share price declines prior to closing of the second tranche.

     Infowave has also issued stock options exercisable into 1,901,865 common shares of Infowave in exchange for all outstanding Telispark employee stock options. The fair value of these new options has been included as a component of the total purchase price (notes 3(b) and 3(h)).

3.   PRO FORMA TRANSACTIONS AND ASSUMPTIONS:

     The unaudited pro forma consolidated balance sheet at September 30, 2003 gives effect to the acquisition of Telispark (note 2) and the following transactions and assumptions as if they all occurred on September 30, 2003. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2002 and the nine months ended September 30, 2003 give effect to the acquisition of Telispark and the following transactions and assumptions as if they all occurred on January 1, 2002.

     (a) the settlement, in anticipation of the transaction described in note 2, of long-term debt owing by Telispark to its majority shareholder, as an additional contribution of capital by the shareholder.

     (b) the acquisition of all of the shares of Telispark by Infowave pursuant to a purchase method business combination with Infowave identified as the acquirer:



Fair value of common shares of Infowave issued to effect the transaction        $ 8,950,000
Fair value of 1,901,865 common stock options granted to former employees of Telispark in exchange for certain stock options of
   Telispark (note 3(h))                                                            307,000
Transaction costs                                                                   793,778
                                                                                -----------
                                                                                $10,050,778
                                                                                ===========

INFOWAVE SOFTWARE, INC.
Notes to Pro Forma Consolidated Financial Statements
(Unaudited - see Compilation Report)
(Expressed in United States dollars)

Nine months ended September 30, 2003


3.   PRO FORMA TRANSACTIONS AND ASSUMPTIONS (CONTINUED):

     (b) Continued:

         The fair value of the Infowave common shares issued to effect the acquisition has been determined using an average market price of $0.1941 per common share based on the average closing price of the stock on the Toronto Stock Exchange for the four days leading up to and including the date of consummation, being one day prior to the announcement date of January 8, 2004.

         The fair value of the 1,901,865 common stock options granted by Infowave to employees of Telispark (notes 2 and 3(h)) was determined using a Black-Scholes model and the following assumptions: volatility of 135%, risk-free interest rate of 2.3%, term to expiry of 3 years, exercise price of $0.11, and a fair value of the underlying common stock on the date of grant equal to $0.1941 per share.

         Transactions costs totaling $150,000 will be paid through the issuance of Infowave common stock, with the remaining $643,778 to be paid in cash.

     (c) the allocation of the fair values of the consideration issued to the net assets acquired:

Book value of Telispark assets:
   Cash and cash equivalents                                                  $    56,858
   Accounts receivable                                                          1,173,370
   Prepaid expenses and deposits                                                   75,248
   Fixed assets                                                                   198,177
   Accounts payable and accrued liabilities                                      (637,993)
                                                                              -----------
                                                                                  865,660

Fair value increments:
   Customer list                                                                   25,000
   Patents                                                                         50,000
   Proprietary software                                                         6,050,724
   Future income taxes - recognition of available loss carry forwards           2,057,246
   Future income taxes on amortization of proprietary software                 (2,057,246)
   Accrued liabilities - acquisition costs                                       (297,000)
   Deferred compensation - restricted stock                                       839,902
   Deferred compensation - replacement options                                    147,585
   Goodwill                                                                     2,368,907
                                                                              -----------
                                                                                8,888,118
                                                                              -----------
                                                                              $10,050,778
                                                                              ===========

INFOWAVE SOFTWARE, INC.
Notes to Pro Forma Consolidated Financial Statements
(Unaudited - see Compilation Report)
(Expressed in United States dollars)

Nine months ended September 30, 2003


3.   PRO FORMA TRANSACTIONS AND ASSUMPTIONS (CONTINUED):

     (c) Continued:

         The above allocation assumes that (a) the fair value of Telispark's deferred revenue obligation at September 30, 2003 is nil, (b) the future income tax assets and liabilities of Telispark at September 30, 2003 are unchanged from December 31, 2002 except for an increase in deferred tax assets arising from the net operating loss of $3,885,000 for the nine months ended September 30, 2003, and (c) with the exception of the loss carry forwards recognized above, it is not more likely than not that the future tax benefits associated with Telispark's net operating loss carry forwards will be realized and accordingly a full valuation allowance continues to be appropriate.

         The purchase price allocation is based upon preliminary estimates of the fair values of identifiable assets acquired and liabilities assumed. The final purchase price allocation will be based on values determined at the acquisition dates and will differ from the amounts shown above. These differences could be material.

     (d) the amortization by the Company of acquired proprietary software assets on a straight-line basis over their estimated life of 5 years.

     (e) the issuance of no additional common shares of Infowave arising from the purchase price contingency described in note 2.

     (f) the awarding of the restricted shares has been reflected on the pro forma balance sheet at September 30, 2003. However, as the fair value of these restricted shares, amortized over their estimated six-month vesting period, does not represent a recurring charge to the combined entity, it is not included on the pro forma income statement for either the nine months ended September 30, 2003 or the year ended December 31, 2002.

     (g) the establishment by Infowave, subject to shareholder approval, of a $3,000,000 line of credit in exchange for the awarding of 7,500,000 warrants, each warrant entitling the lender to purchase one common share of Infowave at a price of $0.1630 for a period of three years. The Company has estimated the fair value of these warrants to be $1,144,130 using a Black-Scholes model, incorporating an assumed volatility of 135%, a risk-free interest rate of 2.3%, and a fair value of the underlying common stock at date of grant equal to $0.1941 per share.

         The awarding of these warrants has been reflected on the pro forma balance sheet at September 30, 2003. However, as the fair value of these warrants does not represent a recurring charge to the combined entity, it is not included on the pro forma income statement for either the nine months ended September 30, 2003 or the year ended December 31, 2002.

INFOWAVE SOFTWARE, INC.
Notes to Pro Forma Consolidated Financial Statements
(Unaudited - see Compilation Report)
(Expressed in United States dollars)

Nine months ended September 30, 2003


3.   PRO FORMA TRANSACTIONS AND ASSUMPTIONS (CONTINUED):

     (h) the issuance by Infowave of 1,901,865 common stock options to certain employees of Telispark (notes 2 and 3(b)). As of the date of acquisition, being the grant date, 238,212 options are immediately vested. The remaining 1,663,553 options vest monthly with a weighted average vesting period of approximately 37 months. As the intrinsic value of $21,142 attributed to the vested options does not represent a recurring charge to the combined entity, it has not been reflected on the pro forma income statement for either the nine months ended September 30, 2003 or the year ended December 31, 2002. The intrinsic value attributed to the non-vested options of $147,585 has been recorded as deferred compensation at the date of acquisition and is being amortized to expense over the vesting period. Non-vested options are forfeited on the date an individual ceases to be an employee.

     (i) the payment by Infowave of severance totaling $800,000 in connection with post-acquisition restructuring, with $483,500 to be settled through the issuance of Infowave common stock, and the remaining $316,500 to be paid in cash.

         These payments have been reflected on the pro forma balance sheet at September 30, 2003. However, as they do not represent a recurring charge to the combined entity, they are not included on the pro forma income statement for either the nine months ended September 30, 2003 or the year ended December 31, 2002.

     (j) the accrual by Telispark of incremental costs of $297,000 related to the acquisition including accounting and legal fees, finders fees and an employee bonus.

4.   RECONCILIATION TO CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES:

     The financial statements of Telispark have been prepared in accordance with generally accepted accounting principles ("GAAP") in the United States of America. As is applicable to Telispark, no material measurement differences have been identified between those principles and generally accepted accounting principles in Canada.

                                  SCHEDULE "C"






                    Financial Statements
                    (Expressed in United States dollars)


                    TELISPARK, INC.


                    Nine months ended September 30, 2003 and 2002 (Unaudited) Years ended December 31, 2002 and 2001

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of Telispark, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations, of changes in stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Telispark, Inc. at December 31, 2002 and December 31, 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

We have not audited or performed any reviews of financial statements of the Company as of any date or for any period subsequent to December 31, 2002; although we have conducted an audit for the years ended December 31, 2002 and 2001, the purpose (and therefore the scope) of such audit was to enable us to express our opinion on the financial statements as of December 31, 2002 and 2001 and for the years then ended, but not on the financial statements for any interim period within such years. Therefore, we are unable to and do not express any opinion, review or otherwise, on the unaudited balance sheet as of September 30, 2003; the unaudited statements of income, of cash flows, and of changes in stockholders' deficit for the nine month periods ended September 30, 2003 and 2002 included in the Information Circular, or on the financial position, results of operations or cash flows as of any date or for any period subsequent to December 31, 2002.

As discussed in note 3, the Company restated its financial statements for the year ended December 31, 2001.

[SIGNATURE PRICEWATERHOUSECOOPERS LLP]

December 20, 2003

TELISPARK, INC.
Balance Sheets
(Expressed in United States dollars)

                                                      September 30,    December 31,       December 31,
                                                               2003            2002               2001
                                                     --------------    ------------       ------------
                                                        (unaudited)
ASSETS
Current assets:
     Cash                                            $     56,858      $    268,518       $     48,723
     Accounts receivable                                1,173,370         1,827,964            587,362
     Prepaid expenses and other current assets             75,248            96,128             34,870
                                                     ------------      ------------       ------------
                                                        1,305,476         2,192,610            670,955

Property and equipment, net                               198,177           399,650            713,510

Goodwill, net                                              67,882            67,882             67,882
                                                     ------------      ------------       ------------
                                                     $  1,571,535      $  2,660,142       $  1,452,347
                                                     ============      ============       ============

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
     Accounts payable                                $    150,589      $    295,739       $    119,838
     Accrued expenses and other current
       liabilities                                        487,404           470,165            661,860
     Deferred revenue                                     265,815           156,000             87,084
                                                     ------------      ------------       ------------
                                                          903,808           921,904            868,782

Line of credit promissory note payable to
   stockholder                                         13,850,996        11,860,996          6,000,996

Accrued interest payable                                1,584,895           824,687            148,014
                                                     ------------      ------------       ------------
                                                       16,339,699        13,607,587          7,017,792

Stockholders' deficiency:
     Common stock                                           4,430             4,430              4,430
     Additional paid-in capital                        11,265,121        11,265,121         11,265,121
     Deferred compensation                                      -           (63,845)          (570,438)
     Accumulated deficit                              (26,037,715)      (22,153,151)       (16,264,558)
                                                     ------------      ------------       ------------
                                                      (14,768,164)      (10,947,445)        (5,565,445)
                                                     ------------      ------------       ------------

                                                     $  1,571,535      $  2,660,142       $  1,452,347
                                                     ============      ============       ============

See accompanying notes to financial statements.

TELISPARK, INC.
Statements of Operations and Deficit
(Expressed in United States dollars)


                                           Nine months ended                   Year ended
                                              September 30,                    December 31,
                                       ------------------------        --------------------------
                                            2003          2002              2002          2001
                                       -----------   ----------        -----------   ------------
                                               (unaudited)
Revenue:
     Software                          $ 1,021,705   $         -       $    18,236   $    550,000
     Services                            1,747,416     1,444,357         3,054,463        575,847
     Maintenance                           167,591        78,372           105,813         17,416
     Reimbursed expenses                   204,922       139,405           239,744         51,326
                                       -----------   -----------       -----------   ------------
                                         3,141,634     1,662,134         3,418,256      1,194,589

Costs and expenses:
     Research and development            1,843,050     1,834,843         2,912,304      4,190,045
     Sales and marketing                 1,171,564     1,033,056         1,361,363      3,167,558
     Customer and implementation         1,519,705     1,303,261         2,165,687        974,282
     General and administrative          1,731,670     1,970,783         2,187,286      3,617,933
                                       -----------   -----------       -----------   ------------
                                         6,265,989     6,141,943         8,626,640     11,949,818
                                       -----------   -----------       -----------   ------------

Loss from operations                    (3,124,355)   (4,479,809)       (5,208,384)   (10,755,229)

Interest expense, net                      760,209       451,668           680,209        146,728
                                       -----------   -----------       -----------   ------------
Loss for the period                     (3,884,564)   (4,931,477)       (5,888,593)   (10,901,957)
                                       ===========   ===========       ===========   ============
Loss per share:
     Basic                             $      0.09   $      0.11
     Fully diluted                            0.09          0.11

Weighted average number of common
   shares                               44,298,628    44,298,628
                                       ===========   ===========

See accompanying notes to financial statements.

TELISPARK, INC.
Statements of Changes in Stockholders' Deficit
(Expressed in United States dollars)

                                             Common stock
                                       ----------------------  Additional paid-      Deferred     Accumulated
                                         Shares        Amount     in capital      Compensation      deficit          Total
                                       ----------     -------  ----------------   ------------    -----------     ------------

Balance, December 31, 2000             40,000,000     $ 4,000    $ 5,491,483      $         -    $  (5,362,601)    $    132,882

Issuance of restricted common
   stock and stock options pursuant
   to the acquisition of WWS            4,298,628         430      1,265,121       (1,013,187)               -          252,364
Capital contribution by Deloitte
   Consulting L.P.                              -           -      4,508,517                -                -        4,508,517
Amortization of deferred compensation           -           -              -          442,749                -          442,749
Loss for the period                             -           -              -                -      (10,901,957)     (10,901,957)
                                       ----------     -------    -----------      -----------     ------------     ------------
Balance, December 31, 2001             44,298,628       4,430     11,265,121         (570,438)     (16,264,558)      (5,565,445)

Amortization of deferred
   compensation                                 -           -              -          506,593                -          506,593
Loss for the period                             -           -              -                -       (5,888,593)      (5,888,593)
                                       ----------     -------    -----------      -----------     ------------     ------------
Balance, December 31, 2002             44,298,628       4,430     11,265,121          (63,845)     (22,153,151)     (10,947,445)

Amortization of deferred
   compensation (unaudited)                     -           -              -           63,845                -           63,845
Loss for the period (unaudited)                 -           -              -                -       (3,884,564)      (3,884,564)
                                       ----------     -------    -----------      -----------     ------------     ------------
Balance, September 30, 2003
   (unaudited)                         44,298,628     $ 4,430    $11,265,121      $         -     $(26,037,715)    $(14,768,164)
                                       ==========     =======    ===========      ===========     ============     ============

See accompanying notes to financial statements.

TELISPARK, INC.
Statements of Cash Flows
(Expressed in United States dollars)

                                                   Nine months ended                           Year ended
                                                      September 30,                            December 31,
                                              -----------------------------           ----------------------------
                                                  2003              2002                  2002             2001
                                              -----------       -----------           -----------     ------------
                                                      (unaudited)
Operations:
     Loss for the period                      $(3,884,564)      $(4,931,477)          $(5,888,593)    $(10,901,957)
     Adjustments to reconcile net loss
       to net cash used in operations:
         Depreciation and amortization            241,607           238,066               317,424          274,328
         Amortization of deferred
           compensation                            63,845           379,945               506,593          442,749
     Changes in assets and liabilities:
         Decrease (increase) in accounts
           receivable                             654,594            58,841            (1,240,602)        (381,488)
         Decrease (increase) in
           prepaid expenses and
           other current assets                    20,880           (77,750)              (61,258)         (29,030)
         Increase (decrease) in
           accounts payable                      (145,150)           17,940               175,901          (17,130)
         Increase (decrease) in
           accrued expenses and other
           current liabilities                     17,239          (171,278)             (191,695)         305,404
         Increase in deferred revenue             109,815            77,628                68,916           87,084
         Increase in accrued interest
           payable                                760,208           454,379               676,673          148,014
                                              -----------       -----------           -----------     ------------
                                               (2,161,526)       (3,953,706)           (5,636,641)     (10,072,026)

Investments:
     Purchases of property and equipment          (40,134)           (2,353)               (3,564)        (641,797)
     Acquisition of WWS - cash acquired                 -                 -                     -          232,493
                                              -----------       -----------           -----------     ------------
                                                  (40,134)           (2,353)               (3,564)        (409,304)

Financing:
     Drawdowns on line of credit
       promissory note payable to
       stockholder                              1,990,000         3,915,000             5,860,000        6,000,996
     Equity contributions from Deloitte
       Consulting L.P.                                  -                 -                     -        4,508,517
                                              -----------       -----------           -----------     ------------
                                                1,990,000         3,915,000             5,860,000       10,509,513
                                              -----------       -----------           -----------     ------------

Increase (decrease) in cash and cash
   equivalents                                   (211,660)          (41,059)              219,795           28,183

Cash and cash equivalents,
   beginning of period                            268,518            48,723                48,723           20,540
                                              -----------       -----------           -----------     ------------
Cash and cash equivalents,
   end of period                              $    56,858       $     7,664           $   268,518     $     48,723
                                              ===========       ===========           ===========     ============

Supplemental disclosure of non-cash
   investing and financing activities:
     Issuance of restricted common
       stock related to the WWS
       acquisition                            $         -       $         -           $         -     $  1,265,551
                                              ===========       ===========           ===========     ============

See accompanying notes to financial statements.

TELISPARK, INC.
Notes to Financial Statements
(Expressed in United States dollars)

Nine months ended September 30, 2003 and 2002
Year ended December 31, 2002 and 2001

--------------------------------------------------------------------------------


1.   NATURE OF THE BUSINESS:

     Telispark, Inc. (the "Company") was incorporated as a Delaware corporation on June 6, 2000. The Company was formed to design, develop, market, sell and deploy mobile data software applications for Global 2000 customers. The Company's software applications enable a corporate customer to increase the efficiency and productivity of its mobile enterprise workforce, and extend the life and effectiveness of its capital assets. Telispark has created configurable, enterprise applications for mobile employees who perform plant maintenance operations, field service operations and maintenance repair and overhaul operations. Telispark applications provide streamlined work-flow processes via mobile devices and interaction with critical information from back-end systems. Prior to the year ended December 31, 2002, the Company was considered to be in the development stage.

     On January 7, 2004 Infowave Software, Inc. ("Infowave") entered into an agreement with the Company's majority stockholder under which Infowave acquired control of, and will ultimately acquire all of the outstanding shares of Telispark, Inc. (see note 13).

     The interim financial data as at September 30, 2003 and for the nine months ended September 30, 2003 and 2002 is unaudited; however, in the opinion of management, the interim data includes all adjustments, consisting only of normal recurring adjustments, which are necessary to present fairly the Company's financial position as at September 30, 2003 and the results of its operations and cash flows for the nine months ended September 30, 2003 and 2002. The results of operations for the interim periods are not necessarily indicative of the results to be expected for a full year. Certain information and disclosures normally included in financial statements prepared in conformity with accounting principles generally accepted in the United States of America have been condensed or omitted.


2.   LIQUIDITY:

     The Company has incurred substantial losses in each fiscal year since inception. For the year ended December 31, 2002, the Company incurred a net loss of $5,888,593 and negative cash flows from operations of $5,636,641. For the year ended December 31, 2001, the Company incurred a net loss of $10,901,957 and negative cash flows from operations of $10,072,026. As of December 31, 2002 and 2001, the Company had accumulated deficits of $22,153,151 and $16,264,558, respectively.

     For the nine months ended September 30, 2003, the Company incurred a net loss of $3,884,564 (unaudited) and negative cash flows from operations of $2,161,526 (unaudited). As of September 30, 2003, the Company had an accumulated deficit of $26,037,715 (unaudited).

     The Company has taken certain actions to ensure that funds will be available for operations, including obtaining financial support from Deloitte Consulting L.P. ("Deloitte Consulting"). In May 2001, the Company entered into a Senior Convertible Line of Credit Promissory Note ("Line of Credit") with Deloitte Consulting in the amount of $15 million, of which $11.9 million and $6.0 million is outstanding at December 31, 2002 and December 31, 2001, respectively. The Line of Credit was subsequently increased to $17 million in December 2003 (note 13). In addition, in September and December of 2001, the Company scaled back operating expenses by reducing its workforce. While the cash flows from operations are expected to be negative through 2003, as of December 20, 2003 management believed, given recent and anticipated revenues, that existing working capital levels and the amounts available through the Line of Credit would be adequate to fund operations at least through 2004. However, there can be no assurance that, if required, additional funds will be available on a timely basis, on favorable terms, or at all, or that such funds, if raised, will be sufficient to permit the Company to continue to conduct its activities.

     $13.9 million (unaudited) is outstanding on the Line of Credit at September 30, 2003. The Line of Credit was subsequently increased to $17 million (unaudited) in December 2003 and then settled upon acquisition of control of the Company by Infowave in January 2004 (note 13).

     While the cash flows from operations are expected to be negative through the remainder of 2003, management believes, given recent and anticipated revenues, that existing working capital levels will be adequate to fund operations at least through 2004. However, there can be no assurance that, if required, additional funds will be available on a timely basis, on favorable terms, or at all, or that such funds, if raised, will be sufficient to permit the Company to continue to conduct its activities in the normal course of business.


3.   RESTATEMENT OF 2001 FINANCIAL STATEMENTS:

     The Company has restated its financial statements for the year ended December 31, 2001 to correct errors in the application of accounting for the purchase of Wireless World Solutions, Inc. See note 6 for further information on this acquisition. Given the terms and conditions of the restricted common stock issued in connection with the acquisition, the value of such restricted common stock should have been recorded as deferred compensation instead of goodwill. The following table reflects the impact of the restatement on the Statement of Income for the year ended December 31, 2001:

     ---------------------------------------------------------------------------
                                                As previously
                                                     reported       As restated
     ---------------------------------------------------------------------------
     Costs and expenses:
         Research and development                $  3,971,623      $  4,190,045
         Customer implementation                      865,070           974,282
         General and administrative                 3,680,143         3,617,933
         Total expenses                            11,684,394        11,949,818

         Loss from operations                     (10,489,805)      (10,755,229)

         Net loss                                 (10,636,533)      (10,901,957)
     ---------------------------------------------------------------------------


     The following table reflects the impact of the restatement on the Balance Sheet as of December 31, 2001:

     ---------------------------------------------------------------------------
                                                   As previously
                                                        reported    As restated
     ---------------------------------------------------------------------------
     Goodwill, net                                  $    903,744   $     67,882
     Total assets                                      2,288,209      1,452,347
     Deferred compensation                                     -        570,438
     Accumulated deficit                             (15,999,134)   (16,264,558)
     Total stockholders' deficit                      (4,729,583)    (5,565,445)
     Total liabilities and stockholders' deficit       2,288,209      1,452,347
     ---------------------------------------------------------------------------

     The following table reflects the impact of the restatement on the Statement of Cash Flows for the year ended December 31, 2001:

     ---------------------------------------------------------------------------
                                                  As previously
                                                       reported     As restated
     ---------------------------------------------------------------------------
     Net loss                                      $(10,636,533)   $(10,901,957)
     Depreciation and amortization                      451,653         274,328
     Amortization of deferred compensation                    -         442,749
     ---------------------------------------------------------------------------

4.   SIGNIFICANT ACCOUNTING POLICIES:

     (a) Basis of presentation:

         The Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. Certain reclassifications have been made to prior periods' financial statements to conform to the current year's presentation. These reclassifications had no effect on the prior periods' stockholders' deficit or results of operations.

     (b) Use of estimates:

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (c) Concentration of credit risk and significant customers:

         Financial instruments that potentially subject the Company to significant concentrations of credit risk consist of cash and cash equivalents and accounts receivable. The Company places its cash in various financial institutions that are federally insured under the Federal Depository Insurance Corporation (FDIC). At times the aggregate balance may be in excess of the FDIC insurance limits of $100,000. The Company has not experienced any losses on its cash and cash equivalents to date. To minimize risk arising from accounts receivable, the Company performs ongoing credit evaluations of its customers' financial condition. During 2002, three customers represented 54%, 25%, and 10% of revenue and one customer represented 34% of accounts receivable at December 31, 2002. During 2001, three customers represented 39%, 33% and 28% of total revenue, and one customer represented 94% of accounts receivable at December 31, 2001. The Company has collected substantially all accounts receivable as of December 31, 2002 and therefore has not established an allowance for doubtful accounts.

     (d) Property and equipment:

         Property and equipment is stated at historical cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over estimated useful lives of three years for computers and equipment, five years for furniture and fixtures and the shorter of five years or the term of the underlying lease for leasehold improvements.

     (e) Research and development costs:

         Costs incurred in the research and development of the Company's products are expensed as incurred. Research and development costs include third party software royalties.

     (f) Software development costs:

         Software development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until the product is available for general release to customers. The Company defines the establishment of technological feasibility as the completion of all planning, designing, coding and testing activities that are necessary to establish products that meet design specifications including functions, features and technical-performance requirements. Under the Company's definition, technological feasibility is considered complete only after the majority of customer testing and customer feedback has been incorporated into product functionality. To date, the period between technological feasibility and general availability has been short and the amount of costs incurred during such period has been insignificant; therefore, no software development costs have been capitalized.

     (g) Revenue recognition:

         The Company derives revenue from primarily four sources: (1) software revenue, (2) service revenue, (3) maintenance revenue, and (4) reimbursed expenses. Software revenues represent fees earned from granting resellers and end-users licenses to use the Company's software applications. The Company recognizes revenue pursuant to the requirements of AICPA Statement of Position ("SOP") 97-2, "Software Revenue Recognition", as amended by SOP 98-9, "Software Revenue Recognition, With Respect to Certain Transactions".

         For customer arrangements that do not require significant modification or customization of the software, the Company recognizes revenue from software licenses when persuasive evidence of an arrangement exists and delivery has occurred, provided the fee is fixed or determinable, and collectibility is probable. The Company uses the residual method to allocate and recognize revenue when a license agreement includes one or more elements to be delivered at a future date and vendor specific objective evidence of the fair value of all undelivered elements exists. Revenue from maintenance services is recognized ratably over the contractual period. Payments for supported maintenance fees are generally made in advance and are non-refundable. Revenue from education and consulting services is recognized as the related services are performed.

         For customer arrangement that require significant modification or customization of the software, where there is a fixed-price arrangement, the Company recognizes service revenue based upon the relationship of hours incurred to total estimated time. Changes in estimated costs during the course of a contract are reflected in the period in which the facts become known.

         The Company incurs significant reimbursable costs, such as payments to vendors for development services and travel-related expenses, on behalf of clients. The Company reports pass-through costs incurred as a component of revenue under the caption "reimbursed expenses" and also as a component of operating expenses in the statement of operations.

     (h) Accounting for stock-based compensation:

         The Company measures compensation expense for its employee stock-based compensation using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company provides pro forma disclosures of net loss as if the fair-value method had been applied in measuring compensation expense in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", as amended by SFAS No.148, "Accounting for Stock-Based Compensation - Transition and Disclosure". Under the intrinsic value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period.

         Because the options have been granted at prices equal to or greater than the estimated fair value of the Company's common stock on the date of grant, no compensation expense has been recognized for the option grants.

         Had compensation expense been determined based on the estimated fair value of the options at the grant dates, consistent with the method in SFAS No. 123, the Company's net loss would have increased to the pro forma amounts shown below:

         -----------------------------------------------------------------------------------------------------
                                                      Nine months ended               Year ended December 31,
                                                        September 30,                      December 31,
                                               ----------------------------       ----------------------------
                                                         (unaudited)
                                                      2003             2002              2002             2001
         -----------------------------------------------------------------------------------------------------
         Loss for the period                   $(3,884,564)     $(4,931,477)      $(5,888,593)    $(10,901,957)
         Stock-based employee compensation
           under SFAS No. 123                      (11,648)         (10,017)          (14,049)          (4,546)
         -----------------------------------------------------------------------------------------------------

         Pro forma net loss                    $(3,896,212)     $(4,941,494)      $(5,902,642)    $(10,906,503)
         =====================================================================================================


         The weighted-average fair value of the options granted during the years ended December 31, 2002 and 2001 are estimated to be $0.02 and $0.46 per option, respectively, assuming the following: no dividend yield, zero percent volatility, risk-free interest rates approximating 3.7% and 4.5% for 2002 and 2001, respectively, and an expected life of five years.

         The weighted-average fair value of the options granted during the nine month periods ended September 30, 2003 and 2002 are estimated to be $0.02 (unaudited) and $0.02 (unaudited) per option, respectively, assuming the following: no dividend yield, zero percent volatility, risk-free interest rates approximating 2.8% (unaudited) and 3.7% (unaudited) for 2003 and 2002, respectively, and expected lives of five years (unaudited) and four years (unaudited) for 2003 and 2002, respectively.

     (i) Income taxes:

         Deferred taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

     (j) Fair value of financial instruments:

         The carrying amounts of the Company's financial instruments, which include accounts payable and other accrued expenses, approximate fair values due to the short maturities. Based on borrowing rates currently available to the Company for loans with similar terms; the carrying value of notes payable approximates fair value.

     (k) Goodwill:

         The excess of the purchase price over the fair value of the net assets acquired in the Wireless World Solutions ("WWS") acquisition on February 15, 2001 is classified as goodwill. Goodwill at the time of acquisition was $82,260. In 2001, amortization was computed using the straight- line method over the estimated useful life of five years. Amortization expense for the year ended December 31, 2001 was $14,378.

         On January 1, 2002, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets", which eliminated the amortization of goodwill and other intangibles with indefinite lives unless the intangible asset is deemed to be impaired. The Company operates as a single reporting unit with which the goodwill is associated. Goodwill is assessed for impairment using a two-step process. The first step is to identify a potential impairment and the second step measures the amount of the impairment loss, if any. Goodwill is deemed to be impaired if the carrying amount of the asset exceeds its estimated fair value. The Company has determined that no impairment of remaining goodwill occurred in transition or between adoption and December 31, 2002.

     (l) Impairment of long-lived assets:

         In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company reviews its long-lived assets for impairment when events or changes in circumstances indicate the carrying value of such assets may not be recoverable. If events or circumstances warrant, the review would consist of a comparison of the carrying value of the assets with the assets' expected future undiscounted cash flows without interest costs. If the expected future undiscounted cash flows exceeds the carrying value of the assets, no impairment indicator is considered present. If the carrying value exceeds the future undiscounted cash flows, an impairment indicator is considered present. Any such impairment would be measured and recognized based upon estimated fair value of the underlying assets. No impairment charges have been recognized during the nine months ended September 30, 2003, or the years ended December 31, 2002 and 2001.

     (m) Recent accounting pronouncements:

         In June 2002, The FASB issued SFAS No.146, "Accounting for Costs Associated with Exit or Disposal Activities". SFAS No. 146 nullifies the guidance in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". Under EITF No. 94-3, an entity recognized a liability for an exit cost on the date that the entity committed itself to an exit plan. In SFAS No. 146, the FASB acknowledges that an entity's commitment to a plan does not, by itself, create a present obligation to the other parties that meets the definition of a liability and requires that a liability for a cost that is associated with an exit or disposal activity be recognized when the liability is incurred. It also establishes that fair value is the objective for the initial measurement of the liability. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of this Statement did not have a material impact on the Company's financial statements.

         In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". FIN 45 requires that a liability be recorded in the guarantor's balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a reconciliation of changes in the entity's product warranty liabilities. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end. FIN 45's disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of this Statement did not have a material impact on the Company's financial statements.

         In November 2002, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 00-21 (EITF 00-21), "Revenue Arrangements with Multiple Deliverables". EITF 00-21 addresses certain aspects of the accounting by a vendor for arrangements under which the vendor will perform multiple revenue generating activities. EITF 00-21 will be effective for fiscal periods beginning after June 15, 2003. Given the number of existing contracts, the Company does not expect the adoption of this Statement to have a material impact on the revenue recognition practices of the Company as reflected in these financial statements.

         In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure". SFAS No. 148 is effective for fiscal years ending after December 15, 2002 and amends SFAS No. 123 to provide for alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company continues to account for stock-based employee compensation using the intrinsic value method. The disclosures required by SFAS No. 148 are included in note 4(h).

         In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective immediately for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The disclosure requirements of FIN 46 are effective for the Company's 2002 financial statements, regardless of the date on which the variable interest entity was created. The Company does not expect the adoption of this Statement to have a material impact on its financial statements.

         In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. The Statement requires that contracts with comparable characteristics be accounted for similarly and clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except in certain circumstances, and for hedging relationships designated after June 30, 2003. The Company does not expect the adoption of this Statement to have a material impact on its financial statements.

         In May 2003, the FASB issued Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity". SFAS No. 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003. For all other instruments, SFAS No. 150 goes into effect at the beginning of the first interim period beginning after June 15, 2003, with the exception of mandatorily redeemable preferred securities which is effective for fiscal years beginning after December 15, 2003. The adoption of this Statement did not have a material impact on the Company's financial statements.


5.   RELATED PARTIES:

     The Company was created by Deloitte Consulting and incorporated as a separate company in June 2000.

     Until the acquisition of the Company by Infowave in January 4, 2004 (note
     13), Deloitte Consulting was the majority owner and provided leadership on the Board of Directors, funding of the Company's operations and a sales channel for leads and opportunities (unaudited).

     During May 2001, Deloitte Consulting provided a $15,000,000 Senior Convertible Line of Credit Promissory Note ("Line of Credit"), of which $13,850,996 (unaudited), $11,860,996, and $6,000,996 was outstanding at
     September 30, 2003, December 31, 2002, and December 31, 2001, respectively. Interest accrues at 8% annually and is due at maturity. As of September 30, 2003, December 31, 2002, and December 31, 2001, accrued interest on this Line of Credit was $1,584,895 (unaudited), $824,687, and $148,014 respectively. The Line of Credit terminates in full and the entire balance is due and payable on May 1, 2005, the maturity date, unless earlier converted upon the sale of equity securities to an unrelated third party that results in gross proceeds to the Maker of not less than $5,000,000. The Line of Credit was settled upon acquisition of the Company by Infowave in January 2004 (note 13).

     In December 2002, the Company entered into a subcontract agreement and statement of work with Deloitte Consulting to provide services to Hydro One for installation of Telispark software. For the nine month period ended September 30, 2003, services revenue of $3,907 (unaudited) was recognized by the Company under this agreement and statement of work (year ended December 31, 2002 - $38,438).


     Deloitte Consulting also provided, through its leasing facilities, financing for some of the Company's telephone and computer equipment valued at $380,084. The Company reimburses Deloitte Consulting for the monthly lease cost on this equipment. The Company is also able to take advantage of certain discounts provided to Deloitte Consulting for travel, office supplies, and cellular phone service. During the nine months ended September 30, 2003, the Company expensed $105,932 (unaudited) for costs that were paid by Deloitte and reimbursed by the Company (year ended December 31, 2002 - $190,811).

     See note 13, subsequent events, for further related party information.

6.   ACQUISITION OF WIRELESS WORLD SOLUTIONS:

     On February 15, 2001, in exchange for 4,298,628 shares of restricted common stock, valued at $0.2357 per share, Telispark acquired Wireless World Solutions, Inc. ("WWS"), a wireless application development and consulting company. The aggregate value of the restricted common stock was $1,013,187. In addition, 330,410 employee stock options in WWS were converted to 1,401,371 employee stock options under the Company's stock option plan. The conversion of these stock options resulted in additional purchase price of $252,247. Accordingly, the total purchase price was $1,265,434.

     WWS provided both applications designed to address the integration of the wired Web, corporate databases, intranets and legacy business applications to a wireless environment as well as consulting services to wireless carriers and equipment providers. Through this acquisition, the Company acquired additional senior management with significant wireless industry expertise and carrier relationships. The Company's current Chief Executive Officer ("CEO") was the former CEO of WWS and several members of the Company's current management team were senior members of WWS' management team.

     The following net assets were obtained as a part of the acquisition, resulting in goodwill of $82,260:

     ---------------------------------------------------------------------------
     Cash                                                            $  232,493
     Accounts receivable                                                205,874
     Deferred compensation                                            1,013,187
     Accounts payable                                                      (869)
     Accrued taxes payable                                              (70,143)
     Accrued expenses                                                  (197,368)
     ---------------------------------------------------------------------------
     Net assets                                                      $1,183,174
     ===========================================================================

     There were no changes in the carrying amount of goodwill during 2002. The effect of SFAS No. 142, as if it had been adopted as of January 1, 2001, would be to decrease the net loss by $14,378 to an adjusted net loss of $10,887,579.

7.   PROPERTY AND EQUIPMENT:

     -----------------------------------------------------------------------------------------
                                            September 30,      December 31,      December 31,
                                                     2003              2002              2001
     -----------------------------------------------------------------------------------------
                                              (Unaudited)
     Computer equipment                        $  937,179         $ 896,944         $ 893,480
     Furniture and fixtures                        24,650            24,650            24,650
     Leasehold improvements                        73,352            73,352            73,352
     -----------------------------------------------------------------------------------------
                                                1,035,181           994,946           991,482
     Accumulated depreciation                    (837,004)         (595,396)         (277,972)
     -----------------------------------------------------------------------------------------

     Property and equipment, net               $  198,177         $ 399,650         $ 713,510
     =========================================================================================

     Depreciation expense for the nine month period ended September 30, 2003 and the years ended December 31, 2002 and 2001 was $241,607 (unaudited), $317,424 and $259,950 respectively.


8.   COMMON STOCK:

     The Company was incorporated on June 6, 2000 with 100,000 authorized common shares at a par value of $.0001. During 2001, Deloitte Consulting contributed $4,508,517 of cash and services to the Company. There were no contributions in 2002.

     In 2001, there was a stock split of 1,000 to 1 with an increase to the number of authorized shares to 100,000,000. All references to common shares retroactively reflect the stock split.

     In connection with the acquisition of WWS in February 2001, Telispark issued 4,298,628 shares of restricted Common Stock (the "Restricted Stock") and 1,401,371 employee stock options as consideration for the merger to the former stockholders of WWS who became Telispark employees concurrently with the merger. Restricted Stock may not be assigned, sold, transferred, pledged, hypothecated or otherwise encumbered by the holders until such time as the restrictions lapse. The restrictions lapsed with respect to 25% of the Restricted Stock in August 2001, and with respect to 4.167% of such stock at the end of each of the next eighteen months thereafter. However, if (i) Telispark experiences a "change of control", (ii) Telispark terminates the holder's employment without "cause", or (iii) the holder terminates his employment with "good reason", each as defined in the relevant agreements, then any remaining restrictions on the Restricted Stock will immediately lapse. In addition, if the holder's employment with Telispark is terminated either by Telispark with "cause" or by the holder without "good reason", then all lapsing of the restrictions on the Restricted Stock will immediately cease and the company will be entitled to repurchase, at a nominal price, any Restricted Stock as to which the restrictions have not yet lapsed. The estimated value of the restricted stock of $1,013,187 was deferred and amortized into compensation expense over the two-year vesting period. The Company recognized compensation expense of $63,845 (unaudited) during the 9 months ended September 30, 2003, and $506,593 and $442,749 during the years 2002 and 2001, respectively, for the amortization of the deferred compensation.

9.   STOCK OPTION PLAN:

     In 2000, the Company adopted the Telispark, Inc. 2000 Stock Option Plan (the "Company Plan"). Options to purchase a maximum of 11,300,000 shares of common stock are reserved for issuance as incentive stock options and nonqualified stock options. During any calendar year, no individual may receive options for more than 11,200,000 shares of common stock. Both the number of shares available to be issued under the Company Plan and the number of shares subject to outstanding options will be adjusted upon a stock dividend or split, a merger or combination of shares and certain other similar events. In addition, upon a merger or similar event in which the shares of the Company are to be exchanged for shares of a different corporation, options may be cancelled in exchange for a cash payment instead. Nonqualified stock options may be granted to members of the Board, officers, salaried employees, consultants, and other key persons, as determined by the Board in its sole discretion. Incentive stock options only may be granted to employees.

     As part of the merger of WWS with the Company, all options that were outstanding under the WWS Plan were converted so that they became exercisable for shares of the Company's Common Stock.

     The following table summarizes the activity of the Company's stock option plan:

     ---------------------------------------------------------------------------------------------------------
                                                 Year ended                             Year ended
                                              December 31, 2002                      December 31, 2001
                                       ------------------------------         --------------------------------
                                           Number    Weighted average             Number      Weighted average
                                       of options      exercise price         of options        exercise price
     ---------------------------------------------------------------------------------------------------------
     Outstanding, beginning of period   8,673,295               $0.49            633,000                 $0.53
     Granted at fair value              1,470,000                0.11          9,212,871                  0.46
     Exercised                                  -                   -                  -                     -
     Cancelled                         (1,346,000)               0.51         (1,172,576)                 0.46
     ---------------------------------------------------------------------------------------------------------
     Outstanding, end of period         8,797,295               $0.49          8,673,295                 $0.49
     =========================================================================================================
     Exercisable at end of period       3,910,121                                579,510
     =========================================================================================================

     The following table summarizes information about stock options outstanding at December 31, 2002:

    ------------------------------------------------------------------------------------------------------------
                                        Options outstanding                           Options exercisable
                         ------------------------------------------------        -------------------------------
                                       Weighted average          Weighted
     Range of                 Number          remaining           average             Number    Weighted average
     exercise price      outstanding   contractual life    exercise price        exercisable      exercise price
    ------------------------------------------------------------------------------------------------------------
     $0.2357 - $0.53       7,397,295               8.14             $0.49          3,910,121               $0.45
     $0.11                 1,400,000               9.44              0.11                  -                   -
    ------------------------------------------------------------------------------------------------------------
                           8,797,295               8.35             $0.43          3,910,121               $0.45
    ============================================================================================================

10.  INCOME TAXES:

     The components of the net deferred tax asset and the related valuation allowance for the year ended December 31, 2002 and 2001 are as follows:

     ---------------------------------------------------------------------------
                                                  December 31,     December 31,
                                                          2002             2001
     ---------------------------------------------------------------------------
         Deferred tax assets:
         Net operating loss carry forward          $ 6,449,709      $ 3,705,708
         Depreciation and amortization               1,774,918        2,246,363
         Other                                             125            1,092
         -----------------------------------------------------------------------
         Total deferred tax assets                   8,224,752        5,953,163

     Deferred tax liability:
         Accrual to cash adjustment                    232,218              980
         -----------------------------------------------------------------------
         Total deferred tax liability                  232,218              980
     ---------------------------------------------------------------------------

     Gross deferred tax assets                       7,992,534        5,952,183
     Valuation allowance                            (7,992,534)      (5,952,183)
     ---------------------------------------------------------------------------
     Net deferred tax assets                       $         -      $         -
     ===========================================================================

     The Company has provided a valuation allowance for the full amount of its net deferred tax assets since realization of any future benefit from deductible temporary differences and net operating loss carry forwards cannot be satisfactorily assured at December 31, 2001 and 2002.

     At December 31, 2002 and 2001, the Company has U.S. federal net operating loss carry forwards of approximately $17.0 million and $9.8 million respectively, available to reduce future taxable income. Under the provisions of the Internal Revenue Code, certain substantial changes in the Company's ownership may result in a limitation on the amount of net operating loss carry forwards which can be used in future years.

     A reconciliation between the statutory federal income tax rate and the effective rate of income tax expense follows:

    ----------------------------------------------------------------------------
                                                 December 31,      December 31,
                                                         2002              2001
    ----------------------------------------------------------------------------
     U.S. federal income tax rate                       34.00%          34.00%
     State taxes                                         3.99              3.92
     Other                                              (3.36)            (0.68)
     Change in valuation allowance                     (34.63)           (37.24)
    ----------------------------------------------------------------------------

     Provision for income taxes                         0.00%             0.00%
    ============================================================================

11.  401(k) SAVINGS PLAN:

     During 2001, the Company established a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis. Company contributions to the plan may be made at the discretion of the Board of Directors. To date, there were no contributions made to the plan by the Company.

     As part of the acquisition of WWS in 2001, the Company maintained the WWS 401(k) Savings Plan. This plan covers only those employees that were employed by WWS at the time of the acquisition. During 2002 and 2001, the Company made contributions of $5,153 and $24,854 respectively, which represented 50% of the amount contributed by the employee, not to exceed 3% of the employee's base salary.

     During 2002, the Company merged the WWS 401(k) Savings Plan with the Telispark 401(k) Savings Plan.

12.  COMMITMENTS AND CONTINGENCIES:

     The Company leases its office space and certain office equipment under non-cancelable operating leases. Total rent expense under these operating leases was approximately $673,000 and $422,000 for the years ended December 31, 2002 and 2001, respectively.

     Future minimum operating lease payments under non-cancelable operating leases at December 31, 2002 are as follows:

     ---------------------------------------------------------------------------
     Year ending December 31:

     2003                                                              $ 573,976
     2004                                                                590,909
     2005                                                                607,842
     2006                                                                598,727
     2007                                                                613,815
     Thereafter                                                        2,166,463
     ---------------------------------------------------------------------------

                                                                      $5,151,732
     ===========================================================================

13.  SUBSEQUENT EVENT (UNAUDITED):

     On January 7, 2004, the stockholders of Telispark entered into a Stock Purchase Agreement with Infowave Software, Inc. ("Infowave"), under which Infowave acquired control of, and will ultimately acquire all of the outstanding shares of Telispark, Inc. Under the terms of the agreement, Infowave will issue 46,164,398 shares of common stock, in two tranches, in exchange for all of the issued and outstanding common shares of Telispark. Infowave completed the initial purchase of approximately 76% of outstanding Telispark common shares on January 7, 2004, through the issuance of 35,042,262 common shares of Infowave, and will acquire the remaining Telispark common shares subject to a number of conditions, including approval by shareholders of Infowave, in exchange for 11,122,136 common shares of Infowave.

     The number of Infowave common shares issued in the second tranche may increase by up to 2,118,502 Infowave common shares in the event that the weighted average Infowave common share price declines prior to closing of the second tranche.

     The Senior Convertible Line of Credit Promissory Note, of which $13,850,996 was outstanding at September 30, 2003 (note 5) was settled, as an additional contribution of capital by the majority stockholder, upon acquisition of the Company by Infowave (unaudited).

     Subsequent to the acquisition, Deloitte Consulting is no longer represented on the Board of Directors of the Company (unaudited).

                                  SCHEDULE "D"

                                FAIRNESS OPINIONS

                               AGILE EQUITY, LLC       [AGILE EQUITY LOGO]
                            611 Broadway, Suite 725
                               New York, NY 10012
                         v 212 475 1100 f 212 475 1101
                              www.agileequity.com




January 6, 2004

Board of Directors
Infowave Software, Inc.
4664 Lougheed Highway, Suite 200
Burnaby, BC V5C 5T5 Canada

Dear Members of the Board:

Infowave Software, Inc. ("Infowave") is acquiring Telispark, Inc. ("Telispark") pursuant to a purchase agreement (the "Agreement"). In exchange for such consideration, Infowave shall deliver to Telispark US$8.4 million in common shares of Infowave and US$165,000 in employee options (the "Transaction").

You have asked us whether, in our opinion, the Transaction is fair from a financial point of view.

For the purposes of the opinion set forth herein, we have, among other things:

     (1) Reviewed and analyzed business and financial information publicly available on Infowave;

     (2) Reviewed certain information relating to the business, revenue, assets and prospects of Telispark, furnished to us by Telispark;

     (3) Conducted discussions with members of the senior management team of Infowave and Telispark concerning their respective businesses, prospects and strategic objectives;

     (4) Compared the results of operations of Telispark with that of certain companies which we deemed to be reasonably similar to Telispark; and

     (5) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

In preparing our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us by Infowave and Telispark, and we have not independently verified such information or undertaken an independent appraisal of the assets or liabilities, contingent or otherwise, of Infowave and Telispark, nor have we made any physical inspection of the properties or assets of Infowave or Telispark. With respect to financial information furnished by Telispark, we have

                               AGILE EQUITY, LLC       [AGILE EQUITY LOGO]
                            611 Broadway, Suite 725
                               New York, NY 10012
                         v 212 475 1100 f 212 475 1101
                              www.agileequity.com



assumed that it has been reasonably prepared and reflects the best currently available estimates and judgment of its management and have further relied upon the assurances of management of Infowave and Telispark that they are not aware of any facts that would make such information inaccurate or misleading. You have informed us, and we have assumed that the Transaction is of mid-term strategic importance to Infowave and Telispark, respectively. We have also assumed, with your consent, that obtaining any necessary regulatory approvals and third party consents for the Transaction or otherwise will not have a materially adverse effect on Infowave or Telispark. Our opinion as to the fairness of the Transaction does not address the future trading or acquisition value for Infowave shares. Our opinion is necessarily based upon market, economic, and other conditions, as they exist on and can be evaluated as of the date of this letter.

All representations as to the future development of economic and technological spheres, as well as the possible impact on the development of Infowave and Telispark's operations, carry the usual risks. However, the representations made in connection with mid-term plans played a decisive role in our analyses. Since our reviews were largely based on information provided by Infowave and Telispark, in particular with regard to information on mid-term plans, our liability is limited to the extent of the due and proper implementation of such.

Our review and opinion is rendered on the basis of the information prevailing on January 6, 2004 as well as the engagement letter regarding the fairness opinion signed by yourselves on December 16, 2003 (the "Engagement Letter").

We have also acted as financial advisor to Infowave in connection with the Transaction and will receive certain separate fees for such services.

The opinion expressed herein are provided solely for the use of Infowave's Board of Directors in evaluating the Transaction and are not provided on behalf of, or intended to confer rights or remedies upon, any shareholder of Infowave, Telispark, or any person other than Infowave's Board of Directors. Our opinion may not be published or otherwise used or referred to without our prior written consent, except as provided in the Engagement Letter. This opinion is not intended to be, and does not constitute, a recommendation to any stockholder as to how such stockholder should act with respect to the Transaction.

                               AGILE EQUITY, LLC       [AGILE EQUITY LOGO]
                            611 Broadway, Suite 725
                               New York, NY 10012
                         v 212 475 1100 f 212 475 1101
                              www.agileequity.com



On the basis of, and subject to the foregoing, as well as the representations made and restrictions noted herein, we are of the opinion that the Transaction is fair from a financial point of view to Infowave and to its shareholders.

Very truly yours,

Agile Equity, LLC



Ben Boissevain

                            [CANACCORD CAPITAL LOGO]


January 6, 2004

Independent Committee of the Board of Directors
Infowave Software Inc.
Suite 200 - 4664 Lougheed Highway
Burnaby, BC
V5C 5T5

To the Independent Committee:

Canaccord Capital Corporation ("Canaccord", "we", or other pronouns indicating Canaccord) understands that Infowave Software Inc. ("Infowave") and Telispark Inc. ("Telispark") are proposing to enter into an agreement with respect to a transaction (the "Transaction") whereby Infowave will acquire all of the issued and outstanding shares of Telispark from its shareholders for consideration consisting of common shares of Infowave having a value of US$8.4 million.

The price of the common shares of Infowave to be issued to the Telispark shareholders will be equal to the weighted average trading price of Infowave common shares on the Toronto Stock Exchange (the "TSX") over the twenty trading days immediately preceding the date upon which the definitive Stock Purchase Agreement regarding the Transaction is entered into by Infowave and Telispark. The number of Infowave common shares to be issued will accordingly not be known until the time the definitive Stock Purchase Agreement is entered into.

Upon completion of the Transaction, Telispark will become a wholly owned subsidiary of Infowave. The Transaction will be completed in two tranches to comply with in the rules and regulations of the TSX. In the first tranche, Infowave will issue common shares equal to 24.9% of its total issued and outstanding common shares to Telispark's shareholders and in the second tranche, subject to approval from Infowave's shareholders as required by the TSX, the remaining number of Infowave common shares comprising the purchase consideration will be issued to Telispark's shareholders.

We understand that the independent committee of the Board of Directors of Infowave (the "Independent Committee") has requested that a fairness opinion (the "Fairness Opinion") be obtained as to whether the Transaction is fair, from a financial point of view, to the shareholders of Infowave. We also understand that a summary of the Fairness Opinion may be included in the information circular (the "Information Circular") to be sent to the shareholders of Infowave (the "Infowave Shareholders") in connection with the special meeting of Infowave Shareholders at which approval of the issuance of the second tranche of common shares of Infowave will be sought.

We consent, subject to the terms of our engagement agreement with Infowave, to the inclusion of the Fairness Opinion in the Information Circular and to the filing thereof, with the applicable securities commissions or similar regulatory authorities.

CANACCORD CAPITAL CORPORATION ENGAGEMENT

The Independent Committee engaged Canaccord, effective December 20, 2003, to provide financial advice with respect to the Transaction.


                          Canaccord Capital Corporation
             P.O. Box 10337 Pacific Centre 2200-609 Granville Street
                       Vancouver, BC Canada V7Y 1H2
       Tel: 604-643-7300 o Fax: 604-643-7606 o Website: www.canaccord.com

                            [CANACCORD CAPITAL LOGO]


Infowave has agreed to pay Canaccord a fee consistent with accepted industry practices for services of this nature. Canaccord will also be reimbursed for all reasonable out-of-pocket expenses. In addition, Infowave has agreed to indemnify Canaccord in respect of certain matters arising out of its engagement. No portion of the compensation payable pursuant to this engagement is contingent on the approval or implementation of the proposed Transaction. The Independent Committee has acknowledged that Canaccord has not been engaged to and has not provided a formal valuation of Infowave or Telispark. This letter is not to be construed, in whole or in part, as a formal valuation of Infowave or Telispark.

RELATIONSHIP WITH INTERESTED PARTIES

Canaccord is not an insider, associate or affiliate (as such terms are defined in the Securities Act (British Columbia)) of either Infowave or Telispark or their associates or affiliates (collectively the "Interested Parties"). Except as advisor to the Independent Committee, neither Canaccord nor any of its associates or affiliates is an advisor to any of the Interested Parties in respect of the Transaction. Canaccord, therefore, is independent of Infowave and Telispark for the purposes of the Fairness Opinion.

Canaccord acts as a trader and dealer, both as principal and agent, in all Canadian financial markets and, in such capacity, may have or in the future may have positions in the securities of the Interested Parties and, from time to time, may have executed and may in the future execute transactions on behalf of the Interested Parties or other clients for which it receives compensation. In addition, as an investment dealer, Canaccord conducts research on securities and may, in the ordinary course of business, be expected to provide research reports and investment advice to its clients on issues and investment matters including research and advice on one or more of the Interested Parties.

Otherwise as set forth herein, Canaccord does not have any agreements, commitments or understandings in respect of any future business involving any of the Interested Parties. However, Canaccord may, from time to time in the future, seek or be provided with assignments from one or more of the Interested Parties.

CREDENTIALS OF CANACCORD

Canaccord is Canada's largest independently owned investment banking firm. Canaccord employs approximately 1,200 people and has offices in major Canadian centres and affiliated partners in Britain, the United States and Barbados. Canaccord provides a wide range of services including corporate finance, mergers and acquisitions, financial advisory services, institutional and retail equity sales and trading and investment research. Canaccord and its principals have prepared numerous valuations and fairness opinions and have participated in numerous transactions involving private and publicly traded companies.

The Fairness Opinion expressed herein is the opinion of Canaccord and the form and content hereof have been approved for release by a committee of its officers and directors, each of whom is experienced in the preparation of fairness opinions and merger, acquisition, divestiture and valuation matters.

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                            [CANACCORD CAPITAL LOGO]


SCOPE OF REVIEW

In preparing this Fairness Opinion, Canaccord reviewed and, where considered appropriate, relied upon the following with respect to Telispark:

a) Telispark unaudited interim financial statements for the nine month period ended September 30, 2003, prepared by management;

b) Telispark audited financial statements for the fiscal years ended December 31, 2000, 2001 and 2002;

c) Projected income statements for the fiscal years ended December 31, 2003, 2004 and 2005, prepared by the management as at a current date;

d) Telispark's share capital structure as of September 30, 2003, as provided by Telispark management;

e) Federal corporate income tax returns of Telispark for each of the three years ended December 31, 2000, 2001 and 2002;

f) Press releases issued by Telispark during the period from January 1, 2003 to the date hereof;

g) Discussion with members of the management team of Telispark concerning their respective views of the current business operations, financial condition, results and prospects of Telispark;

h) All material contracts and agreements identified and provided to us by Telispark;

i)       Draft Stock Purchase Agreement dated December 23, 2003;

j) Certain publicly available information pertaining to the trading of, and the market for, the listed securities of comparable technology companies that we believe to be useful in analyzing Telispark;

k) A certificate of representation by the senior management of Telispark to Canaccord confirming that there are no material facts or circumstances relating to Telispark not disclosed to Canaccord, which would reasonably affect materially the conclusions set forth in this Fairness Opinion; and,

l) Such other financial, market, corporate and industry information, investigations and analyses, research and testing of assumptions as Canaccord considered necessary or appropriate in the circumstances.

Canaccord reviewed and, where considered appropriate, relied upon the following with respect to Infowave:

m) Infowave unaudited interim financial statements for the nine month period ended September 30, 2003;

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                            [CANACCORD CAPITAL LOGO]


n) Infowave Form 10-K Annual Reports for 2000, 2001 and 2002, including the audited financial statements for the financial years ending December 31, 2000, 2001 and 2002;

o) Infowave's share capital structure as of November 30, 2003, as provided by Infowave management;

p) Press releases issued by Infowave during the period from January 1, 2003 to the date hereof;

q) Discussion with members of the management team of Infowave concerning their respective views on the current business operations, financial condition, results and prospects of Infowave;

r) Certain publicly available information pertaining to the trading of, and the market for, the listed securities of Infowave and other comparable technology companies that we believe to be useful in analyzing Infowave; and,

s) Such other financial, market, corporate and industry information, investigations and analyses, research and testing of assumptions as Canaccord considered necessary or appropriate in the circumstances.

ASSUMPTIONS AND LIMITATIONS

We have not been asked to prepare and have not prepared a valuation of Telispark or any of their respective assets and the Fairness Opinion should not be construed as such.

Pursuant to our engagement agreement, and with the approval of the Independent Committee, Canaccord has relied upon and has assumed the completeness, accuracy and fair presentation of all the financial and other information, data, advice, opinions and representations obtained by it from public and private sources or provided to it by Infowave and its respective subsidiaries, affiliates and advisors, or otherwise pursuant to our engagement. Canaccord has assumed that the financial estimates and projections provided to it by the management of both Infowave and Telispark represents their best estimates of the most probable results for Infowave and Telispark respectively for the periods presented herein and that such estimates and projections are justifiable.

The senior management of both Infowave and Telispark have represented to Canaccord, in certificates dated as at the date hereof, amongst other things, that the information, data and other material provided to Canaccord by Infowave and Telispark respectively were at the date provided, complete, true and correct in all material respects and did not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances in which such statements were made.

The senior management of both Infowave and Telispark have also represented to Canaccord that since the date that any information, data or other material was provided to Canaccord by Infowave and Telispark respectively, except as disclosed in writing to us, to the best of their knowledge, information and belief after reasonable inquiry there has been no material change, financial or otherwise, in the business, operations or prospects of Infowave or Telispark not disclosed to Canaccord which would reasonably be expected to have a material effect on the Fairness Opinion.

                            [CANACCORD CAPITAL LOGO]


Further the senior management of both Infowave and Telispark have also represented to Canaccord, with respect to any portions of the information that constitute forecasts, projections or estimates, such forecasts, projections or estimates were prepared using the assumptions identified therein, which in the reasonable belief of Infowave are reasonable in the circumstances, and are not misleading in any material respect. Subject to the exercise of professional judgement, we have not been requested or attempted to verify independently the accuracy or completeness of the information, data, advice, opinions and representations that we have received.

The Fairness Opinion is rendered on the basis of securities markets, economic and general business and financial conditions prevailing as of the date hereof and the condition and prospects, financial and otherwise, of Infowave and Telispark as it was reflected in the information and documents reviewed by Canaccord and as it was represented to us in our discussions with the management. In our analysis and in connection with the preparation of the fairness opinion, we made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of the parties to the Transaction.

The Fairness Opinion is not intended to be and does not constitute a recommendation to any of the Infowave Shareholders as to whether or not such shareholder should vote in favour of the proposed Transaction, but rather represents Canaccord's assessment of the fairness, from a financial point of view, of the Transaction to the Infowave Shareholders.

This opinion has been provided for the use of the Independent Committee of Infowave for the purposes of considering the terms of the Transaction and its recommendation to the Infowave Shareholders with respect to the Transaction and may not be used or relied upon by any other person without the express prior written consent of Canaccord. Canaccord is providing this opinion as of the date hereof and disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this opinion which may come or be brought to Canaccord's attention after the date hereof. Without limiting the foregoing, in the event that there is any material change in any fact or matter affecting this opinion after the date hereof, Canaccord reserves the right to change, modify or withdraw this opinion.

APPROACH TO FAIRNESS

In rendering our Fairness Opinion to the Independent Committee, Canaccord reviewed, considered and performed a variety of financial analyses, including those described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant assumptions and methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not necessarily susceptible to partial analysis or summary description. Qualitative judgments were made based on our experience in rendering opinions and on circumstances then prevailing as to the significance and relevance of each analysis and factor. Any attempt to select portions of our analysis or of the factors considered, without considering all factors and analysis employed would create an incomplete and misleading view of the process underlying the Fairness Opinion.

In considering the fairness, from a financial point of view, of the consideration payable for Telispark to the Infowave Shareholders pursuant to the Transaction, Canaccord considered a number of approaches with respect to the common shares of Telispark including, among others: i) discounted cash flow analysis,

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                            [CANACCORD CAPITAL LOGO]


ii) analysis of implied trading values of publicly traded comparable Canadian and U.S. technology companies, and iii) analysis of multiples paid in recent transactions involving comparable companies.

CONCLUSION AS TO FAIRNESS

Based on the above information, observations, assumptions and limitations and analyses and other relevant factors, it is Canaccord's opinion that the proposed Transaction is fair, from a financial point of view, to the Infowave Shareholders.

Yours truly,


(Signed) CANACCORD CAPITAL CORPORATION